Exhibit 10.16
OFFICE LEASE

This Office Lease (this “Lease”), dated November 20, 2020, by and between BRE HH PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and MAGNITE, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Expenses and Taxes); Exhibit C (Work Letter); Exhibit C-1 (Pricing Plan); Exhibit D (Form of Confirmation Letter); Exhibit E (Rules and Regulations); Exhibit F (Additional Provisions); Exhibit F-1 (Form of Pet Agreement); Exhibit G (Judicial Reference); Exhibit H (Form of Letter of Credit); and Exhibit I (Janitorial Cleaning Specifications).
•BASIC LEASE INFORMATION.
a.Premises.
i.“Building”: 6080 Center Drive, Los Angeles, California 90045, commonly known as Playa District.
ii.“Premises”: 38,754 rentable square feet of space consisting of (i) 27,081 rentable square feet known as Suite 400 on the 4th floor of the Building, the outline and location of which is set forth in Exhibit A, and (ii) 11,673 rentable square feet known as Suite 500 on the 5th floor of the Building, the outline and location of which is set forth in Exhibit A (the space described in this clause (ii) shall be referred to herein as “Suite 500”). If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises. For the avoidance of doubt, so long as the Premises include the entirety of the fourth floor of the Building, all cooridors and restroom facilities located on such fourth floor shall be considered part of the Premises and not part of the Common Areas (defined in Section 2.2).
iii.“Property”: The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.
iv.“Project”: The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.
b.Term.
i.The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).
ii.“Commencement Date” means the later of (i) the Inside Commencement Date (defined below), or (ii) the date occurring the Applicable Number (defined below) of days after the Delivery Date (defined below). During the Beneficial Occupancy Period (defined below), all provisions of this Lease shall apply as if the Commencement Date had occurred; provided, however, that during such period Tenant shall not be required to pay Monthly Rent (defined in Section 3). For purposes of this Section 1.2.2, the following terms shall have the following meanings:
(i)“Inside Commencement Date” means November 1, 2021, as such date may be extended pursuant to the last paragraph of this Section 1.2.2.
(ii)“Applicable Number” means 180; provided, however, that the Applicable Number shall be increased by the lesser of (a) the number of days, if any, during the Beneficial Occupancy Period on which (1) Tenant is prohibited from using the Premises by a Shelter-in-Place Order (defined below) other than for business or activities defined in such Shelter-in-Place Order as “essential,” and (2) Tenant does not use the Premises for the conduct of business, other than to receive and distribute mail and other deliveries, repair and maintain Tenant’s computer and telecommunications equipment, pick up supplies for remote work, or accomplish any similar immaterial purpose, or (b) 240.
(iii)“Beneficial Occupancy Period” means the period beginning on the Delivery Date and ending on the date immediately preceding the Commencement Date.
(iv)“Shelter-in-Place Order” means a Law (defined in Section 4.1) which prohibits any use of office space in the Building for the Permitted Use (except for any business or activity that is defined by such Law as “essential”).

(v)“Delivery Date” means the date on which Landlord tenders possession of the Premises to Tenant with the Tenant Improvement Work (defined in Exhibit C) is Substantially Complete (defined in Exhibit C).

Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises (if any) and before the Delivery Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Delivery Date), solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting or other flooring in the Premises and before the Delivery Date (but not before the date that Landlord reasonably estimates will occur 30 days before the Delivery Date), solely for the purpose of installing equipment, furnishings and other personal property in the Premises. Other than the obligation to pay Monthly Rent (and any parking charges for Tenant’s contractors, agents and other invitees involved in performing such installations by Tenant), all of Tenant’s obligations hereunder shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises before the Delivery Date pursuant to this paragraph if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

Notwithstanding any contrary provision hereof, if the Delivery Date does not occur on or before the Outside Delivery Date for Abatement (defined below), Tenant, as its sole remedy (except as provided in the next succeeding paragraph), shall be entitled to an abatement of Base Rent, beginning on the date that Base Rent otherwise first becomes payable hereunder, in the amount of $6,006.87 for each day in the period beginning on the Outside Delivery Date for Abatement and ending on the date immediately preceding the Delivery Date. As used herein, “Outside Delivery Date for Abatement” means January 31, 2022; provided, however, that the Outside Delivery Date for Abatement shall be postponed by one (1) day for each day, if any, by which the Substantial Completion of the Tenant Improvement Work is delayed by any event of Force Majeure (defined in Section 23.2), including any failure of any permitting authority to issue any Permit (defined in Section 3.2 of Exhibit C) within the customary period of time.

Notwithstanding any contrary provision hereof (but subject to the next succeeding sentence), if the Delivery Date does not occur on or before the Outside Delivery Date for Termination (defined below), Tenant, as its sole remedy (except as provided in the immediately preceding paragraph), may terminate this Lease by notifying Landlord not later than the date immediately preceding the Delivery Date. As used herein, “Outside Delivery Date for Termination” means the Outside Delivery Date for Abatement; provided, however, that if Landlord determines in good faith that it will be unable to cause the Delivery Date to occur by the Outside Delivery Date for Termination, Landlord may immediately cease its performance of the Tenant Improvement Work and provide Tenant with notice (the “Outside Delivery Date for Termination Extension Notice”) of such inability, which notice shall set forth the date on which Landlord reasonably estimates that the Delivery Date will occur. Upon receiving the Outside Delivery Date for Termination Extension Notice, Tenant may terminate this Lease by notifying Landlord within 10 business days after such receipt. If Tenant does not terminate this Lease pursuant to the immediately preceding sentence, then (a) the Outside Delivery Date for Termination shall automatically be amended to be the date set forth in the Outside Delivery Date for Termination Extension Notice, and (b) the Inside Commencement Date shall automatically be extended by the number of days by which the Outside Delivery Date for Termination is extended pursuant to the preceding clause (a).
iii.“Expiration Date”: The last day of the 120th full calendar month beginning on or after the Commencement Date.
c.“Base Rent”

Period of Term	Monthly Base Rent	Annual Base Rent Rate/RSF
Commencement Date – Last day of the 12th full calendar month of the Term	$180,206.10	$55.80
First day of the 13th full calendar month of the Term – Last day of the 24th full calendar month of the Term	$186,513.31	$57.75
First day of the 25th full calendar month of the Term – Last day of the 36th full calendar month of the Term	$193,041.28	$59.77
First day of the 37th full calendar month of the Term – Last day of the 48th full calendar month of the Term	$199,797.72	$61.87
First day of the 49th full calendar month of the Term – Last day of the 60th full calendar month of the Term	$206,790.65	$64.03
First day of the 61st full calendar month of the Term – Last day of the 72nd full calendar month of the Term	$214,028.32	$66.27
First day of the 73rd full calendar month of the Term – Last day of the 84th full calendar month of the Term	$221,519.31	$68.59
First day of the 85th full calendar month of the Term – Last day of the 96th full calendar month of the Term	$229,272.48	$70.99
First day of the 97th full calendar month of the Term – Last day of the 108th full calendar month of the Term	$237,297.02	$73.48
First day of the 109th full calendar month of the Term – Last day of the 120th full calendar month of the Term	$245,602.42	$76.05

Notwithstanding the foregoing, Base Rent shall be abated in the amount of (i) $180,206.10 per month for the second (2nd) through the sixth (6th) full calendar months of the Term, and (ii) $214,028.32 per month for the 61st through the 65th full calendar months of the Term; provided, however, that (a) if a Default (defined in Section 18.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Landlord, at its option, may cancel all or any portion of any such abatement that has not yet been applied, by notifying Tenant of such cancellation, in which event the (a) Landlord shall pay Tenant, within five (5) business days after such notice, the then discounted present value of such unapplied abatement, as determined using a discount rate of 6.0%, and (b) the parties, at Landlord’s option, shall execute a commercially reasonable amendment to this Lease prepared by Landlord memorializing such cancellation.
d.“Base Year” for Expenses (defined in Exhibit B): calendar year 2022; “Base Year” for Taxes (defined in Exhibit B): calendar year 2022.
e.“Tenant’s Share” means 12.5314% (based upon a total of 309,254 rentable square feet in the Building).
f.“Permitted Use” means general office use consistent with a first-class office building, together with any other use that (a) is legally permitted; (b) is not a retail use; (c) does not generate (i) foot traffic exceeding that normally associated with general office use, (ii) any noise, vibration or odor detectable outside the Premises that is not normally associated with general office use, (iii) any burden on any Building system exceeding that normally associated with general office use, or (iv) any risk to the Building or to the safety or health of its occupants that is not normally associated with general office use; (d) does not adversely affect Landlord’s or Tenant’s insurance coverage; (e) does not include a wet lab; (f) does not involve the introduction, use, storage or disposal of any type or quantity of hazardous material not customarily associated with general office use; and (g) in all other respects is consistent with a first-class office building.
g.As of the date of this Lease, there is no Security Deposit. The amount of the Prepaid Base Rent (defined in Section 3) is $180,206.10.

h.Parking.
i.The Unreserved Number (defined below) of unreserved parking spaces, at the rate of (i) $0.00 per space per month during the first three (3) years of the initial Term, and (ii) the Applicable Rate (defined below) during the balance of the Term. It is acknowledged that as of the date hereof, Landlord’s prevailing rate for unreserved parking spaces is $125.00 per space per month.
ii.The Reserved Number (defined below) of reserved parking spaces, at the rate of (i) $0.00 per space per month during the first three (3) years of the initial Term, and (ii) the Applicable Rate during the balance of the Term. It is acknowledged that as of the date hereof, Landlord’s prevailing rate for reserved parking spaces is  $210.00 per space per month.
iii.As used in this Section 1.8, “Unreserved Number” means the Maximum Number (defined below) minus ten (10), and “Reserved Number” means ten (10); provided, however, that Tenant, upon 30 days’ notice to Landlord from time to time, may (a) change the Unreserved Number to any whole number from zero (0) to the largest whole number not exceeding the number obtained by multiplying the rentable square footage of the Premises by ratio of 5 to 1,000 rentable square feet (the “Maximum Number”), and/or (b) change the Reserved Number to any whole number from zero (0) to ten (10); provided further, however, that the sum of the Unreserved Number plus the Reserved Number shall not exceed the Maximum Number.
iv.As used in this Section 1.8, “Applicable Rate” means (a) for the fourth (4th) year of the initial Term, Landlord’s prevailing rate, and (b) for each subsequent year of the Term, the lesser of (i) Landlord’s prevailing rate, or (ii) 103% of the rate in effect for Tenant during the immediately preceding year of the Term.
v.During the initial Term only, provided that no Default exists, and subject to such reasonable rules and procedures as Landlord may establish from time to time, Landlord shall make available to Tenant, for use by Tenant’s visitors during the initial Term only, parking validations at a rate equal to 50% of Landlord’s prevailing rate for visitor parking.
i.Address of Tenant. Before the Commencement Date, notices shall be sent to Tenant at: 12181 Bluff Creek Drive, West Building, 4th Floor, Playa Vista, CA 90094, Attention: Nick Kormeluk. On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Any such notice delivered pursuant to the first sentence of Section 17 shall be directed to the attention of Laila Corcino and Nick Kormeluk.
j.Address of Landlord. Notices shall be sent to Landlord at BRE HH Property Owner LLC, c/o EQ Office, 6080 Center Drive, Suite 120, Los Angeles, CA 90045, Attention: Regional Finance Group - MLA, with copies to BRE HH Property Owner LLC, c/o EQ Office, 3100 Bristol Street, Suite 200, Costa Mesa, CA 92626, Attention: Senior Corporate Counsel, and BRE HH Property Owner LLC, c/o EQ Office, 233 South Wacker Drive, Suite 4700, Chicago, IL 60606 – 6374, Attention: Lease Administration.
k.Brokers. Cresa Partners of Los Angeles, Inc., a California corporation (“Tenant’s Broker”), representing Tenant, and Jones Lang LaSalle Brokerage Inc., a Texas corporation (“Landlord’s Broker”), representing Landlord.
l.Guarantor. As of the date hereof, there is no Guarantor.
m.Letter of Credit. $736,807.26, as more fully described in Section 4 of Exhibit F.
•PREMISES AND COMMON AREAS.
n.The Premises.
i.Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge and agree that (a) the rentable area of the Premises is as set forth in Section 1.1.2 and the rentable area of the Building is as set forth in Section 1.5, and each such rentable area has been determined in accordance with the Standard Method for measuring Floor Area in Office Buildings ANSI Z65.1 (the “BOMA Standard”), (b) the rentable areas described in the preceding clause (a) shall not be re-measured during the Term, and (c) the rentable area of any “Excluded Space” identified pursuant to Section 5.6.1(a) or 7.7.1(a) of Exhibit F, the rentable area of the balance of the Premises, and the rentable area of any Offering Space (defined in Section 6.6.1 of Exhibit F) shall be determined in accordance with the BOMA Standard and shall not therafter be re-measured during the Term. At any time, Landlord may deliver to Tenant a notice substantially in the form of Exhibit D, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within 10 business days after receiving it.
ii.Except as expressly provided herein (including in Exhibit C), the Premises are accepted by Tenant in their “as is”, “where is” configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Landlord shall deliver the Premises to Tenant broom-clean and free of debris and movable personal property.
iii.This Lease is solely a lease of space in the Building and does not constitute a lease of any land.
o.Common Areas.  Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit E), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).
•RENT.
p.General. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand (except to the extent expressly provided herein) or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Exhibit B), Taxes (defined in Exhibit B) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder (“Prepaid Base Rent”) shall be paid within two (2) business days after the mutual execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any payment of Rent is not received by Landlord or its designee within 5 business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 4). Tenant’s covenant to pay Rent is independent of every other covenant herein.
q.Expenses and Taxes. Tenant shall pay Tenant’s Share of Expenses and Taxes in accordance with Exhibit B.
•USE; COMPLIANCE WITH LAWS.
r.Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, unreasonably interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Subject to Exhibit C, Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises, or (iv) the portions of Base Building Systems (defined below) located in or exclusively serving the Premises; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area or the Base Building (other than portions of Base Building Systems located in the Premises). If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. Tenant shall promptly provide Landlord with a copy of any notice it receives regarding any alleged violation of Law with respect to the Premises or Tenant’s use or occupancy thereof. Subject to Exhibit C, if a change to the Common Areas or the Base Building (defined below) (other than any portion of a Base Building System located in or exclusively serving the Premises, which shall be governed by the second sentence of this Section 4.1) becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 9.2.2) (other than a Tenant Improvement that is customary for general office use and does not become subject to such Law by reason of a Tenant Delay (defined in Section 5.2 of Exhibit C)), the installation of any trade fixture (other than a trade fixture that is customary for general office use and is installed within 90 days after the Delivery Date), any particular use of the Premises (as distinguished from general office use), any “assembly occupancy” of the Premises or any breach of Tenant’s obligations under this Lease, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. “Supplemental System” means any Unit (defined in Section 23.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. “Base Building” means the structural portions of the Building, together with the Base Building Systems.
s.Landlord, at its expense (subject to Exhibit C), shall cause the Base Building (other than portions of Base Building Systems located in or exclusively serving the Premises, which shall be governed by the second sentence of Section 4.1 and Exhibit C) and the Common Areas to comply with all Laws (including the Americans with Disabilities Act) to the extent that such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that Tenant is required to cause or pay for such compliance under Section 4.1 or 6.3 or any other provision hereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.
•SERVICES.
t.Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, Building-standard heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours (defined below), stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises (it being understood that the distribution of such electricity within the Premises shall be governed by Sections 2.1.2 and 6.2 and Exhibit C), with (i) a capacity of not less than 4.0 watts per rentable square foot of connected load for Tenant’s incidental use equipment (excluding Base Building lighting and Base Building HVAC), and (ii) a capacity of not less than 2.0 watts per rentable square foot of connected load for Base Building lighting; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays (defined below), including those services listed on Exhibit I attached hereto, in a manner customarily performed within the janitorial industry in office buildings of similar age, size, class and composition as the Building in the Playa Vista market, or such other reasonably comparable janitorial services designated by Landlord from time to time; (e) elevator service (subject to scheduling by Landlord for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.  “Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 23.9) (collectively, “Holidays”).
u.Above-Standard Use. Landlord shall provide Building-standard HVAC service outside of Building HVAC Hours if Tenant gives Landlord reasonable prior notice thereof and pays Landlord’s standard charge therefor. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $55.00 per hour per zone, subject to change from time to time to reflect any increase in Landlord’s actual cost of providing such excess service, excluding any profit or overhead but including any increased cost of wear and tear on Landlord’s equipment. If any other tenant requests HVAC Service outside Building HVAC Service Hours during the same time period and for the same zone as Tenant, Landlord’s charge therefor shall be allocated equitably between Tenant and such other tenant based upon the rentable areas in such zone leased by Tenant and such other tenant. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load or be distributed within the Premises in a manner that violates applicable Law. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. Tenant shall reimburse Landlord for any additional or above-standard cleaning costs incurred by Landlord (whether in the Premises or elsewhere in and around the Building) which are performed at the request of Tenant.
v.Interruption. Subject to Section 10, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord as a result of a Service Interruption that can be corrected through Landlord’s reasonable efforts and does not result from a Casualty (defined in Section 10), a Taking (defined in Section 12) or an Act of Tenant (defined in Section 9.1), then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant for the conduct of business.
•REPAIRS AND ALTERATIONS.
w.Repairs. Subject to Section 10, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in as good condition and repair as when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements (defined in Exhibit C, if any), any Alterations (defined in Section 6.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 22) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 18.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 7.5% of the first $10,000.00 of such cost plus 5% of any remaining portion of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.
x.Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system (an “Alteration”) without Landlord’s prior consent, which consent shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting), is not visible from outside the Premises, and does not affect the Base Building or require a governmental permit (a “Cosmetic Alteration”). For any Alteration other than a Cosmetic Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, and governmental approvals; and (c) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that this clause (c) shall not apply to any Tenant Improvements. For any Alteration, Tenant shall deliver to Landlord full and final lien waivers.
y.Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Such approval shall not be unreasonably withheld provided that Landlord may designate specific contractors for work relating to mechanical, electrical, plumbing, HVAC, fire/life-safety and sprinkler systems and for vertical Lines. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications and any approved modifications thereto, all Laws, the National Electric Code, and Landlord’s reasonable construction rules and regulations; and (iii) in a manner that does not impair the Base Building. Tenant shall notify Landlord at least 10 business days before commencing any work in the Premises. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance.

Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 6.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would cause labor disharmony with any workforce or trades engaged in performing other work or services at the Project, and Tenant shall take all actions necessary to resolve any such labor disharmony, including, immediately upon Landlord’s request, termination of any work in the Premises giving rise to such labor disharmony.
•LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements (other than any Unit, which shall be governed by Section 23.5) are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. For purposes of this Section 7, the Tenant Improvements shown or described in the Approved Space Plan (defined in Section 2.2 of Exhibit C) or the Approved Additional Information (defined in Section 2.3 of Exhibit C) shall be deemed Building-standard. Notwithstanding the foregoing, not later than when consenting to (or approving pursuant to Section 2.7 of Exhibit C) any Tenant Improvements or Alterations (or, in the case of any Tenant Improvements or Alterations that do not require Landlord’s consent, not later than 10 business days after receiving from Tenant a reasonably specific description of such Tenant Improvements or Alterations together with Tenant’s specific request for such identification), Landlord shall identify any such Tenant Improvements or Alterations that, in Landlord’s judgment, are not Building-standard, and such identification shall be binding upon Landlord for purposes of the second sentence of this Section 7.
•LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant or its subtenants or transferees. Tenant shall remove any such lien within 10 business days after written notice from Landlord, and if Tenant fails to do so, Tenant shall be deemed in Default under this Lease, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.
•INDEMNIFICATION; INSURANCE.
z.Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 16), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except (subject to Section 9.4) to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from and against any obligation, loss, claim, action, liability, penalty, damage, cost, charge or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause occurring in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party.
aa.Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:
i.Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate.

ii.Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.
iii.Workers’ Compensation with limits required by statute and Employers’ Liability limits of $1,000,000.
ab.Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party reasonably designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.
ac.Subrogation. Subject to Section 10, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 9.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.
•CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after the date of occurrence of the Casualty, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies plus any applicable deductibles (other than any earthquake insurance deductible that Landlord does not elect to fund in order to perform the Landlord Repairs); (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last 12 months of the Term. If this Lease is not terminated pursuant to this Section 10, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding

Section 9.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 9.2 with respect to any Tenant-Insured Improvements (the “Assigned Tenant Proceeds”), and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the Assigned Tenant Proceeds received by Landlord, Tenant shall pay such excess to Landlord (the “Tenant Excess”) within 15 days after Landlord’s demand. In no event shall Landlord be required to spend more for the restoration of any Tenant-Insured Improvements than the applicable Assigned Tenant Proceeds and Tenant Excess (if any) actually received by Landlord. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or a portion thereof (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable area of such portion of the Premises.
•NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. Any acceptance by Landlord of payment of less than the full amount of Rent due hereunder shall not be deemed a waiver of Landlord’s right to receive the full amount of Rent due and shall be applied first to the oldest Rent obligation then due and next to any current Rent obligation then due, in each case notwithstanding any statement to the contrary contained on or accompanying such payment from Tenant. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.
•CONDEMNATION. If any material part of the Premises, Building or Project is to be taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless more than 25% of the rentable area of the Premises has been Taken or Landlord also exercises all rights it may have acquired as a result of the Taking to terminate any other similarly situated leases of space in the Building. If more than 25% of the rentable area of the Premises, or if any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is to be Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 12, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 12, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable area of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.
•ASSIGNMENT AND SUBLETTING.
ad.Transfers.  Tenant shall not, without Landlord’s prior consent (subject to Sections 13.2 and 13.8), assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 13.6) to occur (each, a “Transfer”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 13.3), and a copy of all existing executed and/or proposed documentation effecting the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”).  Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, or (b) its refusal to consent to the proposed Transfer.  Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default.  Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it. No review fee shall be payable in connection with a Permitted Transfer (defined in Section 13.8 below), provided Landlord is not required to modify this Lease or execute any documents in connection with such Permitted Transfer.
ae.Landlord’s Consent. Subject to Section 13.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limitation, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if (i) the proposed transferee is a governmental entity or a nonprofit organization, or is engaged in a business that is not consistent with the quality of the Building; or (ii) the proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 2-month period ending on the date the Transfer Notice is received, has provided Landlord with a written proposal or counterproposal to lease) space in the portion of the Project consting of the Building and the buildings located at 6060 and 6100 Center Drive, and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs. Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 13.2 but Tenant does not enter into such Transfer within 6 months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 13; and (b) if Landlord withholds its consent in breach of this Section 13.2, Tenant’s sole remedies shall be contract damages (subject to Section 19) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.
af.Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 business days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within 10 business days after Tenant receives the rent and other consideration described above. For the avoidance of doubt, Tenant shall not be requird to pay a Transfer Premium with respect to a Change of Control or a Permitted Transfer (defined in Section 13.8).
ag.Intentionally Omitted.
ah.Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation effecting the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.
ai.Change of Control. “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). “Controlling Interest” means Control (defined below) over an entity, other than Control arising from the ownership of voting securities listed on a recognized securities exchange. “Control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.
aj.Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized by Tenant to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. However, by accepting such payments directly from the subtenant, Landlord does not waive any claims or release Tenant from any obligations hereunder, nor recognize the subtenant as the tenant hereunder. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.
ak.Permitted Transfers. Tenant may (i) assign this Lease to a successor to Tenant by merger, consolidation, or the purchase of all or substantially all of Tenant’s assets, or (ii) assign this Lease or sublet all or a portion of the Premises to an Affiliate, in each case without Landlord’s consent, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 10 business days before such Transfer; (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, or the purchase of all or substantially all of Tenant’s assets by another entity, then the Credit Requirement (defined below) must be satisfied; (d) in the case of an assignment of this Lease other than pursuant to a merger or consolidation, the assignee must execute and deliver to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; and (e) in the case of a sublease to an Affiliate, the subtenant must execute and deliver to Landlord, at least 10 business days before taking occupancy, an agreement reasonably acceptable to Landlord which requires the subtenant to (i) assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space, (ii) be bound by each provision hereof that limits the liability of any Landlord Party, and (iii) agree that if, for any reason (including any voluntary surrender by Tenant), this Lease or Tenant’s right to possession hereunder terminates with respect to all or any portion of the sublet Premises, then all rights of the subtenant in the sublet Premises (or such portion thereof) shall terminate on the date of such termination. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately succeeding the date of the Permitted Transfer, the financial strength of either (a) the entity with which Tenant is to merge or consolidate in the event of a merger or consolidation, or (b) the entity which is purchasing all or substantially all of Tenant’s assets in the event of a sale of all or substantially all of Tenant’s assets, is not less than that of Tenant as of the date immediately preceding the Transfer as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.
al.Approved Users.  Notwithstanding anything in this Section 13, Tenant shall be permitted from time to time to permit its clients, contractors or Affiliates (“Approved Users”) to occupy space within the Premises, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) the Approved Users occupy space in the Premises for the Permitted Use and for no other purpose; and (c) Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users.  No further act, documentation or consent shall be required with respect to such usage by any or all of the Approved Users nor shall any transfer, premium, recapture or excess rent provisions described in this Section 13 apply.  If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i) the Approved Users must comply with all provisions of this Lease, and a default by any Approved Users shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed employees of Tenant for purposes of Tenant’s indemnification obligations in Section 9; and (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under this Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.
•SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 7 and this Section 14, Tenant shall surrender possession of the Premises to Landlord broom clean in as good condition and repair as when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 22), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.
•HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-diem basis) at a rate equal to the Applicable Percentage (defined below) of the Monthly Rent applicable during the last calendar month of the Term. For purposes of this Section 15, “Applicable Percentage” means, with respect to any holdover, (a) 125% with respect to the first two (2) months of such holdover, and (b) 150% with respect to the balance of such holdover. Nothing in this Section 15 shall be deemed a consent to any holdover or limit Landlord’s rights or remedies. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.
•SUBORDINATION; ESTOPPEL CERTIFICATES.
am.This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, refinancings, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after Landlord’s request, Tenant shall execute such further instruments as Landlord or any Security Holder may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure.
an.Landlord shall use good faith efforts to deliver to Tenant, not later than the date occurring five (5) business days after the mutual execution and delivery hereof, a Subordination, Nondisturbance and Attornment Agreement by and among Tenant, Landlord and Landlord’s existing Security Holder, in form and substance satisfactory to Tenant in its reasonable discretion.  If for any reason Landlord fails to so deliver to Tenant any such agreement within five (5) business days after the mutual execution and delivery hereof, Tenant, as its sole remedy for such failure, may terminate this Lease by notifying Landlord not later than the date occurring 10 business days after the mutual execution and delivery hereof.  Notwithstanding any contrary provision hereof, until the earlier of (a) the date occurring 11 business days after the mutual execution and delivery hereof, or (b) the date immediately following the date, if any, on which Tenant, by notifying Landlord, waives any right it may have to terminate this Lease pursuant to this Section 16.2, Landlord shall not be required to perform any Landlord Work.
ao.Notwithstanding Section 16.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder.

ap.Within 10 business days after request by the other party, each party shall execute and deliver to the requesting party a commercially reasonable estoppel certificate in favor of such unaffiliated third party as the requesting party may reasonably designate, including a prospective purchaser of the requesting party’s interest in this Lease (or, if Landlord is the requesting party, a current or prospective Security Holder). The party delivering such estoppel certificate shall be estopped, as against the third-party recipient, from asserting any fact or claim contrary to the matters set forth therein. However, such estoppel certificate shall not affect the rights or obligations of Landlord or Tenant as between each other.
•ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 9 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform janitorial or other required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts (except Landlord shall not be obligated to pay overtime rates for which Tenant does not agree to reimburse Landlord) to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 17 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.
•DEFAULTS; REMEDIES.
aq.Events of Default. The occurrence of any of the following shall constitute a “Default”:
i.Any failure by Tenant to pay any Rent (or deliver any security deposit, letter of credit, or similar credit enhancement required hereunder) when due unless such failure is cured within 3 business days after written notice; or
ii.Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 18.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 90 days after Landlord’s notice; or
iii.Any breach by Tenant of Section 16 or 17 where such breach continues for more than 2 business days after written notice from Landlord; or
iv.Tenant becomes in breach of Section 23.3(c) or (d).

If Tenant, by repeating substantially the same act or omission, breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on 3 separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision by commission of substantially the same act or omission shall be, at Landlord’s option, an incurable Default. To the extent the notice periods provided herein satisfy any notice periods provided by Law, Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
ar.Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:
i.Landlord may terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:
a.The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

b.The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
c.The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus
d.Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus
e.At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.
f.As used in Sections 18.2.1(a) and 18.2.1(b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 18.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
ii.Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
iii.Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 18.2.1 and 18.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
iv.If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.
as.Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant,  California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.
•LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (b) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (c) no Landlord Party shall be liable for any loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special, indirect or consequential damages.

•SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within 3 days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts or pay interest on the Security Deposit.
•INTENTIONALLY OMITTED.
•COMMUNICATIONS AND COMPUTER LINES. As used herein, “Lines” means all communications or computer wires and cables serving the Premises installed by or on behalf of Tenant after the mutual execution and delivery of this Lease. All Lines shall be (a) installed in accordance with Section 6 and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every 6 feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord at least 60 days before the expiration or earlier termination hereof (provided, however, that if this Lease is terminated by Landlord based upon a Default, then such notification may be given at any time not later than ten (10) business days after the notice of termination), Tenant, at its expense and not later than the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage; provided, however, that Tenant shall not be required to remove the Lines in connection with a termination of this Lease that occurs by reason of a Casualty or a Taking. Without limiting Section 2.2, and subject to the Rules and Regulations and Sections 6.2, 6.3 and this 22, Tenant, without charge by Landlord of any access or entry fee to Tenant or its telecom provider, may use, in common with other occupants of the Building, and for the installation, maintenance, replacement, use and removal of Lines, such raceways and risers located in the Common Areas of the Building as Landlord reasonably designates for the placement of Lines linking the Premises to any point of entry to the Building that is used, with Landlord’s prior reasonable consent, by the telecommunications provider retained by Tenant to provide telecommunications to the Premises.
•MISCELLANEOUS.
at.Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.9 or 1.10, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, 3 days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 23.1. In addition, if the Building is closed, then notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient.
au.Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action or orders, civil commotion, epidemic, pandemic, public health emergency or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 23.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 9 or 23.3, or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

av.Representations and Covenants. Each party (“Representing Party”) represents, warrants and covenants to the other party that (a) Representing Party is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state or commonwealth in which the Building is located; (b) neither Representing Party’s execution of nor its performance under this Lease will cause Representing Party to be in violation of any agreement or Law; (c) Representing Party (and if Representing Party is Tenant, any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or otherwise sought relief with respect to its debts under any Law relating to bankruptcy or insolvency, (iii) suffered or sought the appointment of a receiver or other similar official to take possession of all or substantially all of its assets, (iv) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, or (B) the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Representing Party (or if Representing Party is Tenant, by any guarantor hereof or any subtenant of Tenant) is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website,  http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.
aw.Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying elevator lobby signage and suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises (except as provided in Sections 8 of Exhibit F), or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises; provided, however, that the preceding clause (b) shall not prohibit Tenant from installing, pursuant to Sections 6.2 and 6.3 and subject to Section 7, a sign bearing Tenant’s Name (defined in Section 8.1 of Exhibit F) in the elevator lobby of any full-floor portion of the Premises on the wall facing the elevator doors, provided that the size, color, materials and all other aspects of the such signage, including its exact location and any provisions for illumination, shall be subject to Landlord’s approval (which shall not be unreasonably withheld, except that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion).
ax.Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; and (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that if the Unit is installed after the Commencement Date, then unless otherwise notified by Landlord at least 60 days before the expiration or earlier termination hereof (provided, however, that if this Lease is terminated by Landlord based upon a Default or by either party based upon a Casualty or a Taking, then such notification may be given at any time not later than ten (10) business days after the notice of termination), Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 7), and (ii) for purposes of Section 10, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.
ay.Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in protecting its rights hereunder in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.
az.Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker, agent or finder in connection with this Lease. Tenant shall indemnify, defend, and hold the Landlord Parties harmless from all claims of any brokers, agents or finders other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, agents or finders, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
ba.Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.
bb.Interpretation. The capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. In connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease requires Landlord to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), the reasonableness of such act shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location within the Playa Vista market, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.
bc.Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.
bd.Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.
be.Financial Statements. At Landlord’s request from time to time in connection with any potential sale or financing of the Building, Tenant shall provide to Landlord (or direct Landlord to a publicly accessible source for) the then current financial statements of Tenant and any guarantor hereof.
bf.Other. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease. If Tenant is comprised of two or more persons or entities, then (a) their obligations shall be joint and several, (b) any request or demand from any one such person or entity shall be deemed to have been made by all such persons or entities; and (c) any notice given to any one such person or entity shall be deemed to have been given to all such persons or entities. Time is of the essence with respect to the payment of Rent and Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. To the extent permitted by applicable Law, this Lease may be executed in counterparts and/or executed and/or transmitted by electronic means.
bg.Waiver of Statutory Provisions. Each party waives   California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995 310.
bh.Tax Waiver. Tenant waives all rights pursuant to all Laws to contest any taxes or other levies or protest appraised values or receive notice of reappraisal regarding the Property (including Landlord’s personalty), irrespective of whether Landlord contests same.
bi.Underlying Documents. Tenant agrees that (i) Tenant’s rights under this Lease are subject to the Underlying Documents (defined below), (ii) Tenant shall not cause Landlord to be in breach of the Underlying Documents, and (iii) to the extent applicable to Tenant’s use and occupancy of the Premises and/or Tenant’s use of the Building and the Common Areas, Tenant shall comply with the terms of the Underlying Documents at its sole cost and expense. As used herein, “Underlying Documents” means the CC&Rs (defined below) and any other covenants, conditions restrictions and other documents of record applicable to the Project (except for any Security Agreement, which agreements are addressed elsewhere in this Lease). As used herein, “CC&Rs” means that certain Agreement and Declaration of Covenants, Conditions and Restrictions for Howard Hughes Center, dated March 17, 1993, which was recorded in the Official Records of Los Angeles County, California on June 24, 1993, as Instrument No. 93 1210312 (the “Declaration”), as amended. As used herein, “Governing Documents” means shall mean and refer to the Declaration and, all as more particularly defined in the Declaration, the Articles, the Bylaws, the Rules, the Design Guidelines, the Improvements Maintenance Standards and any other documents governing the operation of the Association, the use of the Lots or the Common Area, or the maintenance and repair of the Lots and Improvements, as from time to time amended, modified or supplemented. Without limiting the foregoing, (a) this Lease is subject in all respects to the Governing Documents, (b) any failure of Tenant to comply with each of the provisions of the Governing Documents shall constitute a failure of Tenant comply with a covenant under this Lease; (c) Tenant acknowledges that each Building within the Project must employ a person to act as a transportation coordinator under the Transportation Demand Management Program (“TDM”), as defined in the CC&Rs), and that the cost of such employee shall be included in Expenses; (d) Tenant must develop an active recycling program to reduce solid waste, and must participate in any such program developed by Declarant, the Association, the Owners (each as defined in the CC&Rs), or any local municipalities or governmental agencies; (e) Tenant agrees that it will use its best efforts to cooperate in programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of Playa District (formerly known as Howard Hughes Center), to reduce peak levels of commuter traffic. Such programs may include, but shall not be 1imited to, carpools, vanpools and other ride sharing programs, public and private transit, and flexible work hours. In addition, Tenant shall not permit any use of the Premises to cause or produce a nuisance or disturbance to any individual, partnership, corporation, trust, estate or other legal entity and activities on other portions of the Project and the public streets, including, but not limited to, vibration, sound, odor, electro-mechanical disturbance and radiation, electromagnetic disturbance and radiation, air or water pollution, dust and emission of odorous, toxic or non-toxic matter.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

BRE HH PROPERTY OWNER LLC, a Delaware limited liability company By: _________/s/Spencer Rose__________________ Name: __________Spencer Rose____________ Title: ___________Managing Director____________
TENANT:

MAGNITE, INC., a Delaware corporation

By:    ________/s/ David Day_____________
Name:    _______David Day________________
Title:    _______Chief Financial Officer _________
By:    ________/s/ Aaron Saltz_____________
Name:    _______Aaron Saltz
Title:    _______General Counsel _________

EXHIBIT A

PLAYA DISTRICT, 6080 CENTER DRIVE

OUTLINE OF PREMISES

Exhibit A - 1

EXHIBIT B

PLAYA DISTRICT, 6080 CENTER DRIVE

EXPENSES AND TAXES

•General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 1.4 of this Lease and Section 4 below, for each Expense Year (defined in Section 2.1 below), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

•Definitions.

a.“Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

b.“Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities (and taxes and surcharges thereon), the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any business improvement district, governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping and the cost of painting and/or decorating all areas of the Building not demised to tenants; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space and the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training and uniforms for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) the cost of services generally provided to or made available to all tenants at the Building; (xii) rental or acquisition costs (including taxes thereon) of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xiii) any capital expenditure that is (A) intended to reduce current or future Expenses (an “Expense Savings Capital Expenditure”), or (B) required under any Law (except to the extent that such Law was in effect and required such capital expenditure before the date hereof) (a “Legally Required Capital Expenditure”); and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include:
i.capital expenditures not described in clauses (xii) or (xiii) above (in addition, any capital expenditure described in clauses (xii) or (xiii) above shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized including actual or imputed interest on the amortized cost over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii));
Exhibit B - 1

ii.depreciation;

iii.payments of mortgage or other non-operating debts of Landlord;

iv.costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds;

v.costs of leasing space in the Building, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, brokerage commissions, lease concessions, rental abatements, construction allowances granted to specific tenants, permit, license and inspection costs, incurred with respect to the installation of tenant improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

vi.costs of selling, financing or refinancing the Building;

vii.fines, penalties or interest resulting from late payment of Taxes or Expenses;

viii.organizational expenses of creating or operating the entity that constitutes Landlord;

ix.damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

x.costs of curing defects in design or original construction of the Property;

xi.wages, salaries, fees or fringe benefits (“Labor Costs”) paid to Landlord’s personnel above the level of general manager or property manager (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property);

xii.amounts paid as any ground rental for the Project or any portion thereof;

xiii.expenses of operating any commercial concession at the Project, including any restaurant, luncheon club, theatre or cafeteria, but excluding the Parking Facility and any fitness center or conference room center that is made available for use by tenants of the Building;

xiv.Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues, if any, on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, Parking Facility management fees, and the wages, salaries, employee benefits and taxes for any individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenditures of any type, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance);

xv.Fitness Center Expenses (defined below), except to the extent Fitness Center Expenses exceed fitness center revenues, if any, on an annual basis (as used herein, “Fitness Center Expenses” means costs of operating, maintaining and repairing any fitness center that is made available to tenants of the Building, including costs of equipment, supplies, cleaning, and the wages, salaries, employee benefits and taxes for any individuals working exclusively in such fitness center; provided, however, that Fitness Center Expenses shall exclude (i) capital expenditures of any type, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance);

xvi.Conference Room Center Expenses (defined below), except to the extent Conference Room Center Expenses exceed conference room center revenues, if any, on an annual basis (as used herein, “Conference Room Center Expenses” means costs of operating, maintaining and repairing any conference room center that is made available to tenants of the Building, including costs of furniture, equipment, supplies, cleaning, and the wages, salaries, employee benefits and taxes for any individuals working exclusively in such conference room center; provided, however, that Conference Room Center Expenses shall exclude (i) capital expenditures of any type, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance);

Exhibit B - 2

xvii.costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to holiday decorations purchased or leased by Landlord for display in the Common Areas of the Building);

xviii.any management fee exceeding the amount described in clause (vi) above (it being agreed that, as used herein, “management fee” does not include any costs – such as salaries, hourly labor costs, and telephone bills – that would customarily be reimbursed to the manager under a third-party management agreement);

xix.rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of Comparable Buildings in the Playa Vista market, with adjustment where appropriate for the size of the applicable project;

xx.costs (other than insurance deductibles under property insurance policies) arising from the adjudicated or admitted negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

xxi.costs of curing defects in design or original construction of the Property;

xxii.costs of cleaning up Hazardous Materials (defined in Section 9 of Exhibit F), except for immaterial costs of routine cleanup performed as part of the ordinary operation and maintenance of the Property;

xxiii.Landlord’s charitable and political contributions;

xxiv.attorney’s fees and other expenses incurred in connection with any negotiation or dispute with (i) any existing or prospective tenant or other occupant of the Building (whether relating to a violation of its lease or occupancy agreement, or otherwise), or (ii) any holder of an interest in the Property superior to this Lease, including the securing or defense of Landlord’s title to the Building or other portions of the Project

xxv.any cost of repairing damage resulting from a Casualty, other than (i) any insurance deductible (subject to clause (26) below), and (ii) if such damage is not covered by Landlord’s insurance (as determined without regard to any deductible), any portion of such cost that does not exceed the amount that would have been the maximum amount of the insurance deductible permitted to be included in Expenses for such damage pursuant to clause (26) below if such damage had been covered by Landlord’s insurance;

xxvi.insurance deductibles other than (i) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (ii) any other insurance deductibles up to $50,000.00 per occurrence;

xxvii.reserves of any kind; or

xxviii.the cost of electric power for which any tenant of the Building directly contracts with the local public utility company or for which any tenant of the Building pays Landlord on a separately measured basis and not through payment of operating costs or expenses (subject to the next succeeding paragraph).

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year that vary based upon occupancy (or upon whether a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or upon whether any tenant of the Building is entitled to free rent, rent abatement or the like) shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) throughout
Exhibit B - 3

such year. If a tenant of the Building reimburses Landlord on a separately measured basis, and not through payment of operating costs or expenses, for a service that is provided by Landlord to Tenant without reimbursement outside of Expenses, then for purposes of the preceding sentence, such service shall be deemed to be provided to such tenant by such tenant itself and not by Landlord. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis; provided, however, that if (i) any amounts of a given type (as determined in good faith by Landlord) that would otherwise be included in Expenses for the Base Year are excluded from such Expenses pursuant to the preceding clause (a) or (b) (collectively, an “Excluded Base Year Amount”), and (ii) any amounts of the same type (as determined in good faith by Landlord) are incurred in, and would otherwise be included in Expenses for, any Expense Year, then such amounts incurred in such Expense Year shall be included in Expenses for such Expense Year only to the extent, if any, that they collectively exceed such Excluded Base Year Amount.

Notwithstanding the foregoing, for purposes of computing Tenant’s Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than 5% per Expense Year on a compounding and cumulative basis over the course of the Term. In other words, Controllable Expenses for the first Expense Year after the Base Year shall not exceed 105% of the Controllable Expenses for the Base Year. Controllable Expenses for the second Expense Year after the Base Year shall not exceed 105% of the limit on Controllable Expenses for the first Expense Year after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the Base Year, then Controllable Expenses for the first Expense Year following the Base Year shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the second Expense Year following the Base Year shall not exceed $11.03 per rentable square foot. Any Controllable Expenses that are not included as part of Expenses during any Expense Year due to the application of this cap may be included as part of Controllable Expenses in any subsequent Expense Year subject to the cap applicable to the calculation of Controllable Expenses for such subsequent Expense Year. “Controllable Expenses” shall mean all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) any capital expenditure that is (a) an Expense Savings Capital Expenditure intended to reduce current or future Expenses other than Controllable Expenses, or (b) a Legally Required Capital Expenditure, (iv) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, (v) the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis, (vi) costs of union labor (including labor that is unionized after the date hereof), and (vii) any non-capital expenditure that is incurred to comply with Law. For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like, or any increase in gross annual receipts from the Building.

c.“Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses;
Exhibit B - 4

(iii) any items required to be paid or reimbursed by Tenant under Section 5 below; and (iv) fines, penalties or interest resulting from late payment of Taxes. Notwithstanding any contrary provision hereof, Taxes shall be calculated without taking into account any reduction achieved under California Revenue and Taxation Code § 51.

d.Property Tax Protection.

2.4.1    Protection. Notwithstanding any contrary provision hereof, Taxes for each period of the Term shown below (each, a “Protection Period”) shall exclude the corresponding percentage shown below of any Tax increase caused solely by one or more Protected Events (defined below) occurring during such Protected Period or any preceding Protected Period. As used herein, “Protected Event” means each of (a) any Eligible Change in Ownership (defined in Section 2.4.2 below), or (b) the First Alternative Reassessment (defined in Section 2.4.3 below).

Protection Period	Percentage of Tax Increase Excluded
First (1st) and Second (2nd) Full Calendar Years of Initial Term (together with any partial calendar month occurring at the beginning of the initial Term)	100%
Third (3rd) and Fourth (4th) Full Calendar Years of Initial Term	80%
Fifth (5th) and Sixth (6th) Full Calendar Years of Initial Term	60%
Seventh (7th) and Eighth (8th) Full Calendar Years of Initial Term	40%
Ninth (9th) and Tenth (10th) Full Calendar Years of Initial Term	20%

2.4.2    Eligible Change in Ownership. As used herein, “Eligible Change in Ownership” means each of the first two (2) changes in ownership (within the meaning of Sections 60 and 61, Division 1, Chapter 2 of the California Revenue and Taxation Code (“Proposition 13”)) of all or any portion of the Property, if any, that occur after the Commencement Date, excluding, however, any such change in ownership in favor of a Security Holder or a purchaser at a foreclosure sale resulting from a foreclosure or a deed-in-lieu of foreclosure of a Security Agreement. For the avoidance of doubt, any Tax increase that would have occurred in the absence of an Eligible Change in Ownership, whether as a result of a statutory annual inflationary increase in Taxes or otherwise, shall not be deemed to be caused by such Eligible Change in Ownership.
2.4.3    First Alternative Reassessment. As used herein, “First Alternative Reassessment” means the first reassessment of the Property for real property tax purposes that occurs pursuant to a New Real Estate Tax Law (defined below) and before the Property would have been reassessed for real property tax purposes in the absence of such New Real Estate Tax Law. As used herein, “New Real Estate Tax Law” means any Law enacted after the date hereof which provides for a reassessment of the Property for real property tax purposes before the Property would have been reassessed for real property tax purposes after the date hereof in the absence of such Law. For the avoidance of doubt, no First Alternative Reassement shall be deemed to occur unless and until both (a) a New Real Estate Tax Law has been enacted, and (b) the Property is reassessed for real property tax purposes pursuant to such New Real Estate Tax Law before the Property would have been reassessed for real property tax purposes after the date hereof in the absence of such New Real Estate Tax Law.
2.4.4    Landlord’s Right to Purchase Protection. If a Protected Event is reasonably foreseeable by Landlord, and (ii) the amount of any portion of any Tax Excess that Tenant (a) but for Section 2.4.1 above, would be required to pay on account of such Protected Event, but (b) by reason of Section 2.4.1, is not required to pay (a “Protected Tax Excess”), can be reasonably estimated by Landlord, then Landlord, upon notice to Tenant, may purchase such Protected Tax Excess by paying to Tenant the discounted present value (the “Discounted Value”) of such estimated amount of such Protected Tax Excess, as determined on the date of payment (a) assuming that the entire benefit of such Protected Tax Excess would have accrued to Tenant at the end of the
Exhibit B - 5

applicable Expense Year, and (b) using a discount rate equal to the Prime Rate posted by The Wall Street Journal five (5) days before the date of payment, in which event Section 2.4.1 above shall no longer apply to such Protected Tax Excess. Upon the occurrence of (i) a Protected Event with respect to which Landlord has purchased a Protected Tax Excess pursuant to the preceding sentence, and (ii) reassessment of the Property based upon such Protected Event by the appropriate governmental authority pursuant to Proposition 13 or a New Real Estate Tax Law, as applicable, (x) Landlord shall deliver to Tenant notice of such Protected Event, such reassessment, and the actual amount of such Protected Tax Excess as determined based upon such reassessment, together with copies of tax bills evidencing the same, and (y) if, as determined based upon such reassessment, the amount paid by Landlord for such Protected Tax Excess is less or more than its actual Discounted Value, then Tenant shall receive a credit in the amount of such underpayment, or pay Landlord the amount of such overpayment, against or with the Monthly Rent next coming due hereunder after Landlord’s delivery of such materials to Tenant; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, then Landlord shall pay Tenant the amount of such underpayment (less any Rent due), or Tenant shall pay Landlord the amount of such overpayment, within 30 days after such delivery.
•Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

•Calculation and Payment of Expense Excess and Tax Excess.

e.Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Exhibit.

f.Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Exhibit.

g.Retroactive Adjustment of Taxes.  Notwithstanding any contrary provision hereof, but subject to the last sentence of Section 2.3 above, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.
Exhibit B - 6

•Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 6.1 of this Lease) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord (it being acknowledged and agreed that the Leasehold Improvements described in the Approved Space Plan will not exceed a Building-standard build-out in cost or value); (b) any rent tax, sales tax, service tax, transfer tax, value added tax, or other tax, assessment, fee, levy or charge (including any gross receipts tax) respecting the Rent or services described herein or otherwise respecting this Lease, the transaction described herein, or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property pursuant to this Lease.

•Books and Records. Within 180 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 90 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, in each case other than in connection with and concurrently with the first review for an Expense Year performed by Tenant pursuant to this Section 6 on the terms and conditions set forth herein. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth in which the Building is located and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Landlord and Tenant determine that the sum of Expenses and Taxes for the Expense Year in question was overstated by more than five percent (5%), Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review (not to exceed $5,000.00). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

Exhibit B - 7

EXHIBIT C

PLAYA DISTRICT, 6080 CENTER DRIVE

WORK LETTER

As used in this Exhibit C (this “Work Letter”), the following terms shall have the following meanings: (i) “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter; and (ii) “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements. All capitalized terms not otherwise defined herein shall have the meaning set forth in this Lease.

•COST OF TENANT IMPROVEMENT WORK.
a.General. Except as provided in Section 2.7 below, the Tenant Improvement Work shall be performed at Landlord’s expense.
b.Space Planning Allowance. In addition, Tenant acknowledges that it has received a one-time allowance in the amount of $5,813.10 (i.e. $0.15 per rentable square foot of the Premises) to reimburse Tenant’s reasonable costs of preparing the Approved Space Plan (defined below).
•ARCHITECTURAL PLANS.
c.Selection of Architect. Landlord shall retain Wolcott & Associates or another architect/space planner selected by Landlord and reasonably approved by Tenant (the “Architect”) to prepare the Architectural Drawings (defined in Section 2.4 below).
d.Approved Space Plan. Landlord and Tenant acknowledge that they have approved the scope of work described in the Construction Pricing Plans, Reflected Ceiling Pricing Plans, Demolition Pricing Plans, and AV Summary for Pricing for the Premises containing seven (7) sheets and issued on September 28, 2020 (and last revised on November 11, 2020) by Wolcott Architecture, excluding any provision thereof that is inconsistent with any provision of this Work Letter (the “Approved Space Plan”). All materials, finishes, and mechanical, electrical and plumbing requirements contemplated by the Approved Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.
e.Additional Information. Landlord and Tenant acknowledge that they have approved the Pricing Notes attached to this Lease as Exhibit C-1, which contain all information (including all interior and special finishes) that, when combined with the Approved Space Plan, will be sufficient to complete the Architectural Drawings, together with all information (including all electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Engineering Drawings (defined in Section 2.6 below) (collectively, the “Approved Additional Information”).
f.Architectural Drawings. Landlord shall cause the Architect to prepare and deliver to Tenant the final architectural (and, if applicable, structural) working drawings for the Tenant Improvement Work that are in a form that (a) when combined with any programming information that is contained in the Approved Space Plan or the Approved Additional Information but not expressly incorporated into such working drawings, will be sufficient to enable the Contractor (defined in Section 3.1 below) and its subcontractors to bid on the Tenant Improvement Work, and (b) when combined with any Approved Engineering Drawings (defined in Section 2.6 below), will be sufficient to obtain the Permits (defined in Section 3.2 below) (the “Architectural Drawings”). The Architectural Drawings shall conform to the Approved Space Plan and the Approved Additional Information. The Architect’s preparation and delivery of the Architectural Drawings shall occur within 15 business days after the mutual execution and delivery of this Lease. Tenant shall approve or disapprove the Architectural Drawings, by notice to Landlord, within 5 business days after receiving the same. If Tenant disapproves the Architectural Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Architectural Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Architectural Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Architectural Drawings that (a) conflicts with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), (b) conflicts with the Approved Space Plan or would increase the cost of the Tenant Improvement Work (as reasonably estimated by Landlord) over the cost of the work described in the Approved Space Plan (as reasonably estimated by Landlord), or (c) is otherwise
1

reasonably disapproved by Landlord. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Architectural Drawings. Such approved Architectural Drawings shall be referred to herein as the “Approved Architectural Drawings.”
g.Tenant’s Approval Deadline. Tenant shall approve the Architectural Drawings pursuant to Section 2.4 above on or before Tenant’s Approval Deadline (defined below).  As used in this Work Letter, “Tenant’s Approval Deadline” means the date occurring 30 business days after the mutual execution and delivery of this Lease; provided, however, that Tenant’s Approval Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s approval of the Architectural Drawings pursuant to Section 2.4 above is delayed by any failure of Landlord to perform its obligations under this Section 2
h.Engineering Drawings. Landlord shall cause the engineering working drawings for the mechanical, electrical, plumbing, fire-alarm and fire sprinkler work in the Premises (the “Engineering Drawings”) to (a) be prepared by one or more of the Architect, the Contractor, subcontractors and/or engineers or other consultants selected and/or retained by the Architect, the Contractor or Landlord, and (b) conform to the Approved Space Plan, the Approved Additional Information, and any then-existing Approved Architectural Drawings (collectively, the “Engineering Requirements”). Engineering Drawings that conform to the Engineering Requirements shall be referred to herein as “Approved Engineering Drawings”. The Approved Architectural Drawings and the Approved Engineering Drawings are collectively referred to herein as the “Approved Construction Drawings.”
i.Revisions. If Tenant requests any revision to the Approved Space Plan, the Approved Additional Information, the Approved Architectural Drawings, or the Approved Engineering Drawings (collectively, the “Approved Plans”), Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall deliver to Tenant notice of any resulting change in the estimated total cost associated with the Tenant Improvement Work (together with a copy of the revision itself, except in the case of the Approved Additional Information), whereupon Tenant, within 5 business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that conflicts with the Landlord Requirements. For purposes hereof, any change order affecting the Approved Plans shall be deemed a revision thereto. Tenant shall reimburse Landlord, within ten (10) business days following written demand, for any increase in the estimated total cost associated with the Tenant Improvement Work that results from any revision to the Approved Plans requested or made by Tenant, including any cost of preparing or reviewing such revision, and any applicable state sales or use tax thereon; provided, however, that Tenant shall not be responsible for any such increase that results from a change to the Common Areas or the Base Building (other than a portion of a Base Building System located in or exclusively serving the Premises) that (a) is not requested by Tenant, and (b) is required under Law as a result of a Tenant Improvement that (i) is requested by Tenant, (ii) is customary for general office use, and (iii) does not become subject to such Law by reason of a Tenant Delay (defined in Section 5.2 below). The amounts payable by Tenant hereunder constitute Rent payable pursuant to this Lease.
•CONSTRUCTION.
j.Contractor. Landlord shall retain a contractor of its choice (the “Contractor”) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.
k.Permits. Landlord shall cause the Architect, the Contractor and/or other consultants of Landlord to submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”).
l.Construction.
i.Performance of Tenant Improvement Work. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant and Landlord agree that Landlord is not responsible for and is not performing any alterations, repairs or
2

improvements in the Premises with respect to any Lines, Unit, audio visual system, or security system, if any.
ii.Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 90 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 345 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.
•SUITABILITY FOR TENANT’S USE. Landlord shall (a) cause the Architectural Drawings and the Engineering Drawings, other than any Tenant Revision (defined below), to comply with Law, and (b) cause the Architect or the Contractor, as applicable, to use the Required Level of Care (defined below) to cause any Tenant Revision to comply with law; provided, however, that Landlord shall not be responsible for any violation of Law resulting from any particular use of the Premises (as distinguished from general office use) or any “assembly occupancy” of the Premises. As used herein, “Tenant Revision” means any revision to the Approved Plans made or requested by Tenant. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause architectural and engineering plans, drawings and specifications to comply with law where such plans, drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Except as provided above in this Section 4, Tenant shall be responsible for ensuring that the Approved Plans are suitable for Tenant’s use of the Premises and comply with Law, and neither the preparation of any of the Approved Plans by the Architect or the Contractor nor Landlord’s approval of the Approved Plans shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 4 for causing the Approved Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Approved Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).
•COMPLETION.
m.Substantial Completion. Subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” on the later of (a) the date of completion of the Tenant Improvement Work in the Premises pursuant to the Approved Construction Drawings, with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises (“Punchlist Items”), or (b) the date on which Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvement Work, all approvals necessary for the occupancy of the Premises. Following the Substantial Completion of the Tenant Improvement Work (as determined without giving effect to Section 5.2 below), Landlord and Tenant shall conduct a joint walkthrough of the Premises to identify Punchlist Items, and Landlord shall use commercially reasonable efforts to complete all Punchlist Items within 30 days after such Substantial Completion.
n.Tenant Cooperation; Tenant Delay. Tenant shall use reasonable efforts to cooperate with Landlord, the Architect, the Contractor, and Landlord’s other consultants to complete all phases of the plans and specifications for the Tenant Improvement Work, obtain the Permits and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and/or (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Premises (collectively, the “Furniture Stations Work”), then (x) Tenant, upon 5 business days’ notice from Landlord, shall promptly perform such Furniture Stations Work in accordance with Sections 6.2 and 6.3 of this Lease, and (y) during the period of Tenant’s entry into the Premises for the purpose of performing such installation, all of Tenant’s obligations under this Lease relating to the Premises shall apply, except for the obligation to pay Base Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is actually delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Architectural Drawings pursuant to Section 2.4 above on or before Tenant’s Approval Deadline; (b) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or this Lease; (d) any written request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Approved Plans (except to the extent such delay results from any failure of Landlord to perform its obligations hereunder); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial
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Completion of the Tenant Improvement Work as set forth in this Work Letter; or (f) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Work Letter, except (other than in the case of the preceding clauses (a) and (b)) to the extent that Landlord fails to provide Tenant with notice (which notice, notwithstanding Section 23.1 of this Lease, may be given orally, by e-mail, or by any other method) of such Tenant Delay within three (3) business days after discovering it, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence.
•MISCELLANEOUS. Notwithstanding any contrary provision of this Work Letter, if a Default occurs before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.
•
4

EXHIBIT C-1

PLAYA DISTRICT, 6080 CENTER DRIVE

PRICING NOTES

Exhibit C -1 - 1

EXHIBIT D

PLAYA DISTRICT, 6080 CENTER DRIVE

CONFIRMATION LETTER

_____________________, 20__
To:    ________________
_______________________
_______________________
_______________________

Re:    Office Lease (the “Lease”) dated ______________, 20____, between BRE HH PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and MAGNITE, INC., a Delaware corporation (“Tenant”), concerning Suite 400 on the 4th floor, and Suite 500 on the 5 floor, of the building located at 6080 Center Drive, Los Angeles, California 90045

Lease ID: _____________________________
Business Unit Number: __________________

Dear _________________:
In accordance with the Lease, Tenant accepts possession of the Premises and confirms that the Delivery Date is _________________, the Commencement Date is _____________, and the Expiration Date is _______________.

Please acknowledge the foregoing by signing all 3 counterparts of this letter in the space provided below and returning 2 fully executed counterparts to my attention. Please note that, pursuant to Section 2.1 of the Lease, Tenant is required to execute and return (or, by notice to Landlord, reasonably object to) this letter within 10 business days after receiving it.

“Landlord”: BRE HH PROPERTY OWNER LLC, a Delaware limited liability company By: ________________________________ Name: __________________________ Title: ___________________________
Agreed and Accepted as of ____________, 20__. “Tenant”: Magnite, inc., a Delaware corporation By:_________________________ Name: _____________________ Title: _____________________

Exhibit D - 1

EXHIBIT E

PLAYA DISTRICT, 6080 CENTER DRIVE

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises or the Building without obtaining Landlord’s prior consent. Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.
2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
3.Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building and corridor doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 6 and 9.4 of this Lease).
5.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
6.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.
7.The toilet rooms, urinals, wash bowls and other apparatus, plumbing, fixtures and appliances shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown or placed therein. Notwithstanding Sections 6 and 9.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.
8.Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or (other than by reasonable methods in order to hang customary lightweight office decorations such as pictures and whiteboards) drywall of the Premises, or otherwise
Exhibit E - 1

deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.
9.Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.
10.Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.
11.Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.
12.Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, loudspeaker or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
13.Except as permitted under Section 12 of Exhibit F and any Pet Agreement entered into pursuant to Section 12.2(l) of Exhibit F, Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
14.No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable, illegal or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.
15.The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, an employment bureau, or a business that is materially involved in the cannabis industry without Landlord’s prior consent.
16.Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.
17.Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Tenant shall not permit smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking Building. Tenant must comply with any applicable state or local “No Smoking” ordinance.
18.Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
19.Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and
Exhibit E - 2

customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.
20.Tenant shall comply with all safety, security, fire protection and evacuation procedures, programs and regulations established or required by Landlord, any governmental agency or Law.
21.The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.
22.No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.
23.Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.
24.Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.
25.All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.
26.Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.
27.No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.
28.Tenant shall not (a) use any name of the Building or Project for any purpose other than to identify the address of the business to be conducted by Tenant in the Premises, (b) use any image of the Building or Project in any advertising or other publicity without Landlord’s prior consent, or (c) use any name or image of the Building or Project in any manner that would infringe any trade name, trade mark, copyright or similar right of Landlord or any third party in or to any name or image of the Building or Project. Without limiting the foregoing, Tenant shall not, in any signage displayed at the Building or Project, on its website, or in any other advertising or promotional material, identify, describe, or refer to itself or its business as “[Tenant’s name or trade name] [name of Building or Project]” or [Tenant’s name or trade name] At [name of Building or Project]”.
29.Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.
Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the health or convenience of other occupants and tenants thereof (including through the adoption of rules based upon applicable guidelines and recommendations of the United States Centers for Disease Control and Prevention), provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder unless such changes are made to comply with government or public health recommendations to promote the health and safety of tenants, employees and visitors to the Building. Landlord may waive any of these Rules and Regulations
Exhibit E - 3

for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit E - 4

EXHIBIT F

PLAYA DISTRICT, 6080 CENTER DRIVE

ADDITIONAL PROVISIONS

•PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.8 of this Lease. Tenant shall pay Landlord, in accordance with Section 3 of this Lease, any fees for the parking spaces described in Section 1.8 of this Lease. Tenant shall comply with all rules and regulations reasonably established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building provided that the number of parking spaces available for use by Tenant as described in Section 1.8 of this Lease is not diminished. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees, except to the extent resulting from any negligence or willful misconduct of Landlord or its agents. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge described in Section 1.8 of this Lease for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 1 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 13 of this Lease. For the avoidance of doubt, and except as provided in Section 1.8.5 of this Lease, nothing herein shall be deemed to limit Landlord’s right to charge visitors a fee to use any parking spaces other than those described in Sections 1.8.1, 1.8.2 and 1.8.3 of this Lease.
•CALIFORNIA CIVIL CODE SECTION 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code §55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:
A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.
In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) responsibility for making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in this Lease.
•PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization that treat patients on site; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; (vi) communications firms that broadcast from the Premises, such as radio and/or television stations, or (vii) an executive suites or co-working subleasing or licensing business or operation.
Exhibit F - 1

•LETTER OF CREDIT.
a.General Provisions.  Not later than two (2) business days after the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for Tenant’s performance of its obligations under this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) that (a) is substantially in the form of Exhibit H (or another form approved by Landlord in its sole and absolute discretion), (b) is in the amount of $736,807.26 (as the same may be reduced pursuant to the terms of Section 4.6 below) (the “Letter of Credit Amount”), (c) names Landlord as beneficiary, and (d) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement (defined below) and is otherwise acceptable to Landlord in its reasonable discretion. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” at a particular time only if such financial institution then (i) has not been placed into receivership by the FDIC, and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its Affiliates as a condition to accepting letters of credit in support of new leases. Landlord hereby approves of Silicon Valley Bank as the issuer of the initial Letter of Credit. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) occurring 45 days after the scheduled expiration date of the Term, as it may be extended from time to time.
b.Replacement of Letter of Credit.
i.If the Letter of Credit held by Landlord expires or terminates before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver to Landlord, not later than 45 days before such expiration or termination, a new Letter of Credit, or a certificate of renewal or extension of the Letter of Credit held by Landlord, in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds (defined in Section 4.5 below) then held by Landlord) and otherwise satisfying all of the requirements set forth in the first sentence of Section 4.1 above (the “LC Requirements”).
ii.If, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord does not meet the Minimum Financial Requirement, then Tenant, within fifteen (15) business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit that (i) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in its reasonable discretion, and (ii) is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced.
iii.If, at any time before the Final LC Expiration Date, the amount of the Letter of Credit held by Landlord is less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord), then Tenant, within five (5) business days after Landlord’s demand, shall either (i) deliver to Landlord an additional Letter of Credit that is in an amount not less than the amount of such shortfall and otherwise satisfies all of the LC Requirements, or (ii) deliver to Landlord, in replacement of the Letter of Credit held by Landlord, a new Letter of Credit that is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements (whereupon, in the case of this clause (ii), Landlord shall return to Tenant the Letter of Credit that is being replaced).
c.Drawings Under Letter of Credit; Use of Proceeds. If Tenant breaches any provision of this Lease (including any provision of Section 4.2 above), Landlord, without limiting its remedies and without notice to Tenant, may draw upon the Letter of Credit and either (a) use all or part of the proceeds of the Letter of Credit (“Proceeds”) to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under  California Civil Code § 1951.2, or (b)
Exhibit F - 2

hold the Proceeds, without segregation, until they are applied as provided in the preceding clause (a) or paid to Tenant pursuant to Section 4.4 below.
d.Payment of Unapplied Proceeds to Tenant. Upon receiving any new or additional Letter of Credit (or any certificate of renewal or extension of a Letter of Credit) satisfying the applicable requirements of Section 4.2 above, Landlord shall pay to Tenant any unapplied Proceeds then held by Landlord, except to the extent, if any, that the amount of the Letter of Credit then held by Landlord is less than the Letter of Credit Amount. In addition, any unapplied Proceeds shall be paid to Tenant within 30 days after the latest to occur of (a) the expiration of the Term, or (b) Tenant’s surrender of the Premises as required under this Lease.
e.Nature of Letter of Credit and Proceeds. Landlord and Tenant acknowledge and agree that, subject to the terms of this Section 4, neither the Letter of Credit nor any Proceeds are (i) the property of Tenant or its bankruptcy estate, or (ii) intended to serve as, or in lieu of, a security deposit.
f.Reduction in Letter of Credit Amount.  Provided that no monetary Default or material non-monetary Default has occurred during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit (the “LC Reduction Condition”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) $491,204.84 effective as of the 3rd anniversary of the Commencement Date, and (b) $245,602.42 effective as of the 4th anniversary of the Commencement Date.  If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant’s failure to satisfy the LC Reduction Condition described above, then any subsequent reduction to which Tenant is entitled hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Condition necessary for such earlier reduction.  Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.
•EXTENSION OPTION.
5.1.    Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term, with respect to the entire Premises only (subject to Sections 5.6 and 6.2.1 below), for one (1) additional period of five (5) years beginning on the day immediately following the Expiration Date and ending on the 5th anniversary of the Expiration Date (the “Extension Term”), if:

(a)    not less than 10 and not more than 20 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option;

(b)    no Default exists when Tenant delivers the Extension Notice;

(c)    not more than 33% of the Premises (other than any Excluded Space (defined in Section 5.6.1 below)) is sublet (other than pursuant to Permitted Transer) when Tenant delivers the Extension Notice; and

(d)    this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

5.2.    Terms Applicable to Extension Term.

A.    During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market (defined in Section 5.5 below) rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of this Lease.

B.    During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with this Lease.

Exhibit F - 3

5.3.    Procedure for Determining Prevailing Market.

A.    Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant written notice (“Landlord’s Notice”) stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in Landlord’s Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 5.3.B below shall apply.

B.    Dispute Resolution Procedure.

1.    If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in the Playa Vista market, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.    If each party selects an Agent in accordance with Section 5.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Referee”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. For the avoidance of doubt, the Referee shall not substitute any calculation of the Prevailing Market rate for the two Estimates, but install shall instead determine which of the two Estimates most closely reflects the Prevailing Market rate. If the Referee believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Referee and of any experts retained by the Referee. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

Exhibit F - 4

C.    Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the Expiration Date until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under this Lease.

5.4.    Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 5.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the term of this Lease, the expiration date of this Lease, and other appropriate terms in accordance with this Section 5, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 5.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

5.5.    Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

5.6.    Partial Extension.

5.6.1    Notwithstanding any contrary provision of this Section 5, Tenant may exclude any portion of the Premises from Tenant’s exercise of the Extension Option (an “Exclusion”), but only if:
i.the Exension Notice describes such Exclusion, including by reasonably describing, by reference to size, location and outline, the portion of the Premises that Tenant proposes to so exclude (the “Excluded Space”);
ii.the balance of the Premises either (i) contains Suite 500, or (ii) otherwise contains at least 11,673 rentable square feet (as determined in accordance with the BOMA Standard); and
iii.the Excluded Space, in Landlord’s good faith judgment, can be separated from the balance of the Premises by means of reasonable alterations without causing any portion of the Excluded Space or the balance of the Premises to (i) lack reasonable access to multi-tenant corridors or the elevator lobby, (ii) violate any Laws, or (iii) be unmarketable in any other material respect.

5.6.2    If Tenant validly exercises the Extension Option and an Exclusion occurs in accordance with Section 5.6.1 above, then:
i.for the avoidance of doubt, the provisions of Sections 5.2, 5.3 and 5.5 above shall not apply to the Excluded Space;
Exhibit F - 5

ii.for the avoidance of doubt, the Term shall expire in accordance with the terms of the Lease, with respect to the Excluded Space only, on the Expiration Date as if Tenant had not exercised the Extension Option;
iii.from and after the date Tenant delivers the Extension Notice to Landlord, (i) any unexercised right or option of Tenant to expand the Premises (whether in the form of an expansion option, right of first offer or refusal, or any other similar right), and any outstanding tenant improvement allowance or other allowance that relates to the Excluded Space and has not been claimed and properly used by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect, and (ii) Tenant shall not sublease all or any portion of the Excluded Space for any period following the Expiration Date;
iv.if Landlord, using Building-standard materials and finishes, performs any alterations to the Premises or the Building (including, without limitation, the installation of any new utility meters, demising walls, multi-tenant corridors or entry doors) that, in Landlord’s good faith judgment, are necessary to separate the Excluded Space Space from the balance of the Premises or to prevent such separation or the Exclusion from causing any portion of the Excluded Space or the Premises to (i) lack reasonable access to multi-tenant corridors or the elevator lobby, (ii) violate any Law, or (ii) be unmarketable in any other respect, then Tenant shall reimburse Landlord for the entire cost thereof (plus a construction management fee in the amount of 3% of such cost) within 10 days after receiving written demand; and
v.for the avoidance of doubt, the Extension Amendment shall reflect changes in the rentable square footage, Base Rent, Tenant’s Share and other appropriate terms resulting from the Exclusion (provided, however, that in no event shall the Letter of Credit Amount be modified as a result of the Exclusion).

•RIGHT OF FIRST OFFER.
g.Grant of Option; Conditions.
i.Subject to the terms of this Section 6, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each portion of the third (3rd), fifth (5th) and sixth (6th) floors of the Building that is not leased by Tenant (each, a “Potential Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 6, shall provide Tenant with a written notice (for purposes of this Section 6, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 6.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is leased to a third party tenant as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, on the terms set forth in the Advice, by delivering to Landlord a written notice (for purposes of this Section 6, a “Notice of Exercise”) within five (5) business days after receiving the Advice.
Exhibit F - 6

ii.If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 6.1.1 above, Landlord may lease the Offering Space to any party on the terms set forth in the Advice or on any other terms that are not substantially more favorable to the tenant than those set forth in the Advice; provided, however, that if Landlord, without first leasing the Offering Space as permitted under Section 6.1.3 below, proposes to lease the Offering Space to a prospective tenant on material terms that are substantially more favorable to the tenant than those set forth in the Advice, then Section 6.1.1 above shall apply again as if Landlord had not provided the Advice to Tenant. For purposes hereof, the material terms offered to another party (the “Proposed Terms”) shall not be deemed to be substantially more favorable than those set forth in an Advice unless the annualized net present value of the rent for the Offering Space as provided under the Proposed Terms is less than 92.5% of the annualized net present value of the rent for the Offering Space as provided under the Advice, as determined in good faith by Landlord using a discount rate selected in good faith by Landlord and taking into account all proposed material terms relating to the Offering Space, including the length of the term, the net rent, any base year, any tax or expense escalation or other financial escalation, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the leased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right).
6.1.3    Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:
a.a Default exists;
b.more than 33% of the Premises is sublet (other than pursuant to a Permitted Transfer);
c. this Lease has been assigned (other than pursuant to a Permitted Transfer);
d.Tenant is not occupying the Premises; or
e.an Exclusion (defined in Section 5.6.1 above) or an Acceleration (defined in Section 7.1 below) has occurred.
If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.
h.Terms for Offering Space.
i.The term for the Offering Space shall be the greater of (i) coterminous with the term for the balance of the Premises, or (ii) 24 full calendar months, together with any partial calendar month occurring at the beginning of such term. If the term for the Offering Space is not coterminous with the term for the balance of the Premises, then (a) Section 5 above shall apply independently to the balance of the Premises and to the Offering Space, and (b) notwithstanding Section 1.2.3 of this Lease, and for purposes of Section 5 above as it applies to the Offering Space, the term “Expiration Date” shall mean the last day of the term for the Offering Space.
ii.The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of this Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Offering Space) shall prevail to the extent they conflict with the provisions of this Lease.
Exhibit F - 7

iii.Tenant shall pay Monthly Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which shall reflect the Prevailing Market (defined in Section 6.5 below) rate for the Offering Space as determined in Landlord’s reasonable judgment.
iv.Except as may be otherwise provided in the Advice, (i) the Offering Space shall be accepted by Tenant in its configuration and condition existing when Landlord tenders possession of the Offering Space to Tenant, without any obligation on the part of Landlord to perform or pay for any alterations or improvements thereto; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.
i.Termination of Right of First Offer; Ongoing Right.
i.Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the date occurring nine (9) months before the scheduled expiration date of this Lease (as determined taking into account any valid exercise by Tenant of its Extension Option).
ii.If Landlord leases a Potential Offering Space to a third party as permitted under Section 6.1 above and subsequently determines that such Potential Offering Space has again become Available, then the provisions of this Section 6 shall apply again to such Potential Offering Space.
j.Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 6. Tenant shall execute and return (or provide Landlord with reasonable written objections to) the Offering Amendment within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.
k.Definition of Prevailing Market. For purposes of this Section 6, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under renewal and expansion leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Project. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space.
l.Subordination. Notwithstanding any contrary provision hereof, Tenant’s Right of First Offer shall be subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof.
•ACCELERATION OPTION.
7.1    Tenant shall have the right (the “Acceleration Option”) to accelerate the expiration date of this Lease, with respect to entire Premises only (subject to Section 7.7 below), from the scheduled Expiration Date to the fifth (5th) anniversary of the Commencement Date (the “Accelerated Expiration Date”) (the “Acceleration”), if:
i.Tenant delivers to Landlord, at least nine (9) months before the Accelerated Expiration Date, a written notice (the “Acceleration Notice”) exercising the Acceleration Option;
Exhibit F - 8

ii.no monetary or material non-monetary Default exists when Tenant delivers the Acceleration Notice to Landlord;
iii.no part of the Premises (other than any Excluded Space (defined in Section 7.7.1 below)) is sublet past the Accelerated Expiration Date when Tenant delivers the Acceleration Notice to Landlord (unless Tenant has the right to terminate the sublease effective not later than the Accelerated Expiration Date); and
iv.this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Acceleration Notice to Landlord.

7.2    If Tenant validly exercises the Acceleration Option, then (i) notwithstanding any contrary provision of this Lease, but subject to the terms of this Section 7, the Term shall expire on the Accelerated Expiration Date with the same force and effect as if the Term were, by the provisions of this Lease, fixed to expire on the Accelerated Expiration Date; and (ii) without limiting the foregoing:
a.Tenant shall surrender the Premises to Landlord in accordance with the terms of this Lease on or before the Accelerated Expiration Date;
b.Tenant shall remain liable for all Rent and other amounts payable under this Lease for the period up to and to and including the Accelerated Expiration Date, even though billings for such amounts may occur after the Accelerated Expiration Date;
c.Tenant’s restoration obligations shall be as set forth in this Lease;
d.if Tenant fails to surrender any portion of the Premises on or before the Accelerated Expiration Date, Tenant’s tenancy shall be subject to Section 15 of this Lease; and
e.any other rights or obligations of Landlord or Tenant under this Lease that, in the absence of the Acceleration, would have survived the Expiration Date shall survive the Accelerated Expiration Date.

7.3    If Tenant exercises the Acceleration Option, then Tenant shall pay to Landlord, as a fee in connection with the Acceleration and not as a penalty, an amount (the “Acceleration Fee”) equal to the sum of the portion of each of the following amounts (other than any such amount that applies or is allocable only to any Excluded Space) that remains unamortized (as determined on a straight-line basis without interest) as of the Accelerated Expiration Date: any free or abated rent, internal or external commission, tenant improvement allowance, tenant improvement cost, moving allowance, rent credit allowance, or other allowance or concession incurred by Landlord or paid or credited to Tenant, excluding, however, (i) any free or abated rent that may be imputed to the Beneficial Occupancy Period described in Section 1.2.2 of this Lease, and (ii) the abated rent described in Section 1.3 of this Lease. At any time after Landlord receives the Acceleration Notice, Landlord may deliver to Tenant an invoice specifying the amount of the Acceleration Fee, whereupon Tenant shall pay to Landlord (x) 50% of the Acceleration Fee within 15 days after receiving such invoice, and (y) the balance of the Acceleration Fee not later than the later of the Accelerated Expiration Date or 15 days after receiving such invoice.

7.4    If, after Tenant delivers an Acceleration Notice to Landlord, a Default occurs (including, without limitation, by reason of Tenant’s failure to pay when due a portion of the Acceleration Fee), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void (in which event Landlord shall return to Tenant any portion of the Acceleration Fee received from Tenant, but only after applying it against any past due Rent), or (ii) continue to honor Tenant’s exercise of its Acceleration Option in accordance with the terms hereof.

7.5    If Tenant validly exercises the Acceleration Option, Landlord shall prepare an amendment (the “Acceleration Amendment”) reflecting the same. Landlord shall deliver the Acceleration Amendment to Tenant within a reasonable time after receiving the Acceleration Notice, and Tenant shall execute and return (or provide Landlord with reasonable written objections to) the Acceleration Amendment within 15 days after
Exhibit F - 9

receiving it. An otherwise valid exercise of the Acceleration Option shall be fully effective whether or not the Acceleration Amendment is executed.

7.6    Notwithstanding any contrary provision of this Lease, from and after the date Tenant delivers an Acceleration Notice to Landlord, (a) any unexercised right or option of Tenant to renew or extend the Term or to expand the Premises (whether in the form of an expansion option, right of first offer or refusal, or any other similar right), and any outstanding tenant improvement allowance or other allowance not claimed and properly used by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect, and (b) Tenant shall not sublease all or any portion of the Premises (other than any Excluded Space) for any period following the Accelerated Expiration Date.

7.7.    Partial Acceleration.

7.7.1    Notwithstanding any contrary provision of this Section 7, Tenant may exclude any portion of the Premises from Tenant’s exercise of the Acceleration Option (for purposes of this Section 7, an “Exclusion”), but only if:
i.the Acceleration Notice describes such Exclusion, including by reasonably describing, by reference to size, location and outline, the portion of the Premises that Tenant proposes to so exclude (the “Excluded Space”);
ii.the balance of the Premises either (i) contains Suite 500, or (ii) otherwise contains at least 11,673 rentable square feet (as determined in accordance with the BOMA Standard); and
iii.the Excluded Space, in Landlord’s good faith judgment, can be separated from the balance of the Premises by means of reasonable alterations without causing any portion of the Excluded Space or the balance of the Premises to (i) lack reasonable access to multi-tenant corridors or the elevator lobby, (ii) violate any Laws, or (iii) be unmarketable in any other respect.

7.7.2    If Tenant validly exercises the Acceleration Option and an Exclusion occurs in accordance with Section 7.7.1 above, then:
i.for the avoidance of doubt, the provisions of Sections 7.2, 7.3 and 7.4 above shall not apply to the Excluded Space;
ii.for the avoidance of doubt, (i) the Term, with respect to the Excluded Space, shall not expire on the Acclerated Expiration Date but shall continue in effect as if Tenant had not exercised the Extension Option, and from and after the date immediately following the Accelerated Expiration Date, the Premises shall consist solely of the Excluded Space;
iii.if Landlord, using Building-standard materials and finishes, performs any alterations to the Premises or the Building (including, without limitation, the installation of any new utility meters, demising walls, multi-tenant corridors or entry doors) that, in Landlord’s good faith judgment, are necessary to separate the Excluded Space from the balance of the Premises or to prevent such separation or the Exclusion from causing any portion of the Excluded Space or the balance of the Premises to (i) lack reasonable access to multi-tenant corridors or the elevator lobby, (ii) violate any Law, or (ii) be unmarketable in any other respect, then Tenant shall reimburse Landlord for the entire cost thereof (plus a construction management fee in the amount of 3% of such cost) within 10 days after receiving written demand; and
iv.for the avoidance of doubt, the Acceleration Amendment shall reflect changes in the rentable square footage, Base Rent, Tenant’s Share and other appropriate terms resulting from the Exclusion (provided, however, that in no event shall the Letter of Credit Amount be modified as a result of the Exclusion).

Exhibit F - 10

8.    MONUMENT SIGNAGE.

8.1.    Tenant’s Right to Monument Signage. Subject to the terms of this Section 8, during the Term Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on the Designated Panel (defined below) of the monument sign serving the Building (the “Monument Sign”). As used herein, “Tenant’s Name” means, at any time, Tenant’s name, provided that such name (i) is being used lawfully by Tenant and does not infringe any trade name, trade mark, copyright or similar right of Landlord or any other party, and (ii) is, in Landlord’s reasonable judgment, consistent with a first-class office building (Landlord hereby acknowledging that the name of Tenant set forth in the first paragraph of this Lease is compatible with a first-class office building). As used, here, “Designated Panel” means the top right panel on the Monument Sign; provided, however, that if at any time the Premises do not include at least one (1) full floor of the Building, then Landlord may, at any time thereafter and at Tenant’s expense, relocate the Designated Panel to any other panel on the Monument Sign, even if the Premises are later expanded to include at least one (1) full floor of the Building. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 8 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 8, even if the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if the Premises include (a) at least 11,673 rentable square feet (as determined in accordance with the BOMA Standard), and (b) this Lease has not been assigned more than once, and the Premises have not been subleased to more than one (1) other party, in each case other than pursuant to a Permitted Transfer.

8.2.    Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s sole judgment, is not harmonious with the design standards of the Building and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination. Without limitation, Landlord may condition its consent to Tenant’s Monument Signage upon the obtaining of any permits or approvals necessary therefor, including any such permits or approvals required from any governmental agency or any applicable owners’ association or design review committee.

8.3.    Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the expiration or earlier termination of Tenant’s rights under this Section 8, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

9.    HAZARDOUS MATERIALS. Landlord represents, to its actual knowledge (without any duty of inquiry other than review of the Phase I Environmental Site Assessment Report dated July 10, 2018 prepared by Partner Engineering and Science, Inc.), that the Building does not contain any asbestos-containing building materials or other Hazardous Materials (defined below) in amounts or conditions that violate applicable environmental laws. As used herein, “Hazardous Material” means any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, or a chemical known to the State of California to cause cancer or reproductive toxicity, including (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the
Exhibit F - 11

following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; The California Fish and Game Code.

10.    ROOFTOP SPACE.

10.1.    Subject to the terms of this Section 10, during the Term Tenant may use the Roof Space (defined below) for the purpose of installing, operating, maintaining and removing a 36- inch Dish/Antenna or other communication device approved by Landlord (the “Dish/Antenna”). As used herein, “Roof Space” means space on the roof of the Building, not exceeding 25 square feet in size, and otherwise reasonably designated by Landlord. Landlord may relocate the Roof Space from time to time as reasonably necessary during the Term.

10.2.    Tenant’s design and installation of the Dish/Antenna shall be subject to Sections 6.2 and 6.3 of this Lease as if the Dish/Antenna were being installed in the Premises. Without limiting the foregoing, (a) Landlord shall have the right to approve Tenant’s plans and specifications for the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building, and the manner in which any cables are run to and from the Dish/Antenna, and (b) in any event the height of the Dish/Antenna shall not exceed 14 feet above the roof deck. Tenant shall be responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. The Dish/Antenna shall be tagged with weatherproof labels showing manufacturer, model, frequency range, and Tenant’s name. All cable connected to the Dish/Antenna (the “Dish/Antenna Cable”) shall be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved plans and specifications, that the installation was defective, or that the Building has been damaged during installation of the Dish/Antenna, Tenant shall cure such defective condition promptly upon Landlord’s request. If Tenant fails to promptly perform such cure, Landlord may do so, in which event Tenant shall pay Landlord, upon demand, the reasonable cost of such cure. If at any time Landlord, in its sole discretion, deems it necessary, Tenant, at its expense, shall provide and install appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

10.3.    Tenant, after reasonable notice to Landlord, may access the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, Dish/Antenna Cable, the appurtenances and the Aesthetic Screening, if any (collectively, the “Dish/Antenna Items”). Notwithstanding the foregoing, only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision shall have access to the roof of the Building and the Roof Space. Tenant shall use diligent efforts to minimize the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

10.4.    Tenant shall ensure that the installation, maintenance, operation and removal of the Dish/Antenna Items does not damage, or unreasonably interfere with Landlord’s or any other occupant’s use of, the Building or its roof. Notwithstanding Sections 6 and 9.4 of this Lease, Tenant shall be responsible for any damage caused to the roof or any other part of the Building that may be caused by Tenant or any of its agents or representatives in exercising Tenant’s rights or performing Tenant’s obligations under this Section 10. For purposes of Sections 4, 6 and 9 of this Lease, the Roof Space shall be deemed part of the Premises.

10.5.    Tenant shall install only equipment of types and frequencies that will not unreasonably interfere with Landlord or existing tenants of the Building. If Tenant’s equipment causes such interference, Tenant shall change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If, in Landlord’s reasonable judgment, such interference cannot be eliminated within a
Exhibit F - 12

reasonable period of time, Tenant shall remove the Dish/Antenna from the Roof Space and remove such other Dish/Antenna Items as Landlord may request.

10.6.    Tenant, at its expense, shall install, operate and maintain the Dish/Antenna Items in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. No Landlord Party shall be responsible for any licensing, operation or maintenance of Tenant’s equipment. Tenant shall be responsible for performing any obligations under its FCC license. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. No Landlord Party shall be liable for any stoppage or shortage of electrical power furnished to the Dish/Antenna or the Roof Space because of (i) any act, omission or requirement of the public utility serving the Building, (ii) any act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or (iii) any other cause beyond Landlord’s reasonable control, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. No Landlord Party shall have any liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

10.7.    The Dish/Antenna Items shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including by patching any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant shall maintain the Dish/Antenna Items in a safe and aesthetically satisfactory condition, as reasonably determined by Landlord, and in good operating condition. Tenant shall keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

10.8.    Before commencing any installation, operation, repair or removal of the Dish/Antenna Items, Tenant shall (a) obtain Landlord’s reasonable approval of the service provider retained to perform such work for Tenant, and (b) notify Landlord of such work and coordinate such work with Landlord in order to avoid impairing any warranties relating to the roof. For the performance of any such work affecting the roof, Tenant, upon Landlord’s request, shall, at Tenant’s expense, retain (or cause its contractor to retain) any contractor having a then existing warranty in effect relating to the roof. Except in an emergency, Landlord shall notify Tenant 30 days before commencing any roof repairs that could interrupt Tenant’s telecommunication service or otherwise adversely affect Tenant’s Dish/Antenna.

10.9.    Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

10.10.    If a Default occurs as a result of any failure by Tenant to perform any obligation under this Section 10, Landlord, without limiting any other rights or remedies, may remove all or any of the Dish/Antenna Items and restore the Building and the Roof Space to the conditions existing before the Dish/Antenna Items were installed, in which event Tenant shall reimburse Landlord, upon demand, for all reasonable expenses of such removal and restoration.

10.11.    Tenant’s rights under this Section 10 may not be transferred to any other party except in connection with a Transfer permitted under this Lease. If Landlord establishes a standard license agreement with respect to the use of roof space by tenants of the Building, Tenant, upon Landlord’s request, shall enter into such license agreement with Landlord provided
Exhibit F - 13

that such license agreement does not materially reduce Tenant’s rights or increase Tenant’s obligations under this Section 10.

11.    STORAGE SPACE.

11.1.    Landlord shall lease to Tenant, and Tenant shall lease from Landlord, storage the space containing between 200 and 300 square feet located in or beneath the Building selected by Landlord (the “Storage Space”), during the period (the “Storage Term”) commencing on the Storage Commencement Date and ending on the earlier of the date of expiration of this Lease or the earlier date, if any, identified by Tenant, at least 30 days in advance, in a notice to Landlord terminating the Storage Term (the “Storage Expiration Date”). As used herein, “Storage Commencement Date” means the date, if any, identified by Tenant, at least 30 days in advance, in a notice to Landlord commencing the Storage Term. Notwithstanding any contrary provision hereof, (a) if Tenant fails to identify a Storage Commencement Date in accordance with the immediately preceding sentence within one (1) year after the Commencement Date, Tenant’s rights under this Section 11 shall terminate and this Section 11 shall have no further force or effect; and (b) if the Lease or Tenant’s right to possession of the Premises thereunder expires or terminates before the Storage Expiration Date, as same may be extended herein, then the Storage Expiration Date shall be such earlier expiration or termination date.

11.2.    The Storage Space shall be used by Tenant for the storage of equipment, inventory or other non-perishable items normally used in Tenant’s business, and for no other purpose whatsoever. Tenant agrees to keep the Storage Space in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Landlord shall have the right to designate the location within the Storage Space of any items to be placed therein. All items stored in the Storage Space shall be at least 18 inches below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord’s prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time. Upon expiration or earlier termination of Tenant’s rights to the Storage Space, Tenant shall completely vacate and surrender the Storage Space to Landlord in the condition in which it was delivered to Tenant, ordinary wear and tear excepted, broom-clean and empty of all personalty and other items placed therein by or on behalf of Tenant.

11.3.    Tenant shall pay rent for the Storage Space (“Storage Base Rent”) in the amount of $1.75 per square foot of Storage Space per month, payable in advance on or before the first day of each month of the Term. Any partial month shall be appropriately prorated. All Storage Base Rent shall be payable in the same manner that Base Rent is payable under this Lease.

11.4.    All terms and provisions (including Section 9) of this Lease shall apply to the Storage Space; provided, however, that notwithstanding any contrary provision hereof, (a) the Storage Space shall not be included in the determination of Tenant’s Share, (b) Landlord shall not be required to provide air-cooling, heat, water, janitorial service, cleaning or window washing to the Storage Space, (c) Tenant shall not be entitled to receive any work allowances or rent credits with respect to the Storage Space, and (d) Landlord may withhold or condition its consent to any alteration or improvement to the Storage Space in its reasonable discretion.

11.5.    Tenant agrees to accept the Storage Space in its condition and “as-built” configuration existing on the date hereof.

11.6.    At any time and from time to time, Landlord shall have the right to relocate the Storage Space to a new location which shall be no smaller than the square footage of the Storage Space. Landlord shall pay the direct, out-of-pocket, reasonable expenses of such relocation.

11.7.    Tenant’s rights under this Section 11 may not be transferred to any other party except in connection with a Transfer permitted under this Lease.
Exhibit F - 14

12.    PETS.

12.1.    General.  Notwithstanding any contrary provision of this Lease, Landlord, at its option and in its sole and absolute discretion (subject to Section 12.2 below), may permit tenants of the Project to bring dogs and other pets into the Project, subject to such rules, regulations, policies and procedures as Landlord may establish in good faith from time to time governing the presence of pets in the Project consistent with a contemporary, first-class office project (collectively, the “Pet Rules”).  Tenant acknowledges and agrees that the presence of dogs and other pets in the Project in conformity with the Pet Rules will not be incompatible with a first-class office project and will not breach any covenant of quiet enjoyment or other obligation of Landlord under or relating to this Lease.  Tenant shall comply with the Pet Rules established by Landlord from time to time.  For the avoidance of doubt, Tenant shall not bring into the Project or the Premises any dog or other pet (other than a service animal) unless and except as provided in Section 12.2 below and to the extent, if any, that such activity is permitted under the Pet Rules.

12.2.    Dogs.  Tenant may permit its employees to bring trained and obedient dogs into the Building and the Premises, subject to the terms of this Lease and the following conditions:
v.Tenant shall keep on file and provide a copy to Landlord or its property manager a list and current (i.e., not more than 1-year old) photos of such permitted dogs.
vi.Each dog must be six (6) months of age or older and must weigh no more than 75 pounds at full growth.
vii.Each dog must be spayed or neutered and shall be licensed and vaccinated in accordance with local laws.
viii.Each dog must not be, in any material part, Akita, Pit Family, Bloodhound, Great Dane, Saint Bernard, Doberman, Presia, Canario, Bull Dog, Rottweiler, Elkhound, Mastiff, Wolf, Wolf hybrid, or any combination thereof.
ix.No dog shall (i) be permitted in the Project when it is ill or behaving abnormally, (ii) be left unattended at the Premises, (iii) be kenneled or otherwise remain in the Premises for periods longer than 12 hours in any 24-hour period, (iv) create noise or unreasonably annoy other occupants, (v) be bathed or groomed within the Premises.  No pet food or water shall be left outside of the Premises.
x.No dog shall be walked or held in Common Areas, except on a leash.  Each dog must remain on leash when not within the Premises.  Each dog must be taken to a location designated by Landlord at the exterior of the Project, and shall not use any portion of the Building or any sidewalk of the Project, for its toilet purposes.  In no event shall any toilet box, “pee-pee pad” or waste of any kind exist in the Premises.  All waste shall be removed immediately, sealed in plastic bags, and disposed into an exterior dumpster or trash can.
xi.Tenant shall be responsible for any extra maintenance, janitorial or similar requirement in connection with the dogs within the Premises or the Project, including carpet cleaning, excrement removal, painting, wall repair, floor care, and landscape repair/replacement.  Tenant’s surrender obligations shall include fully remediating and correcting any damage or increased wear and tear caused by the dogs.
xii.Tenant shall abide by any additional reasonable rules and regulations established by Landlord which may include the requirement that the dogs may not be transported in elevators (or, at Landlord’s option, but at no additional cost to Tenant, must be transported in a freight elevator) and must enter and exit the Project using doors designated by Landlord (such as the building entrance between the 1st and 2nd floors, currently known as Level 3).
xiii.During any period in which any such dog is brought into the Premises or the Project, the minimum amount of Commercial General Liability Insurance required to be maintained by Tenant under Section 9.2.1 of this Lease shall be $5,000,000.00 per occurrence and in the annual aggregate.
Exhibit F - 15

xiv.Any such bringing of such a dog into the Premises and/or the Project shall constitute an “Act of Tenant” within the meaning of Section 9.1 of this Lease.
xv.Landlord may terminate Tenant’s rights under this Section 12 with respect to any such dog (i) immediately upon notice following any significant injury or death to any person resulting from such dog, (ii) if any of the foregoing conditions are breached with respect to such dog, or (iii) if Landlord determines, in its good faith discretion, that such dog is unreasonably bothersome or are a nuisance to other occupants.
xvi.Landlord may require Tenant and the owner of any such dog to execute a Pet Agreement in the form attached as Exhibit F-1 (as such form may be modified by Landlord to incorporate some or all of the provisions contained in this Section 12).  The obligations of Tenant under each such Pet Agreement shall be deemed to be incorporated into this Lease and made a part thereof.

Exhibit F - 16

EXHIBIT F-1

PLAYA DISTRICT, 6080 CENTER DRIVE

FORM OF PET AGREEMENT

Pet Agreement

This Pet Agreement (this “Agreement”) is entered into as of ______________, 20__ by _____________________, a __________________________ (“Tenant”), and _______________________, an individual and an employee of Tenant (“Pet Owner”), in favor of ______________________, a _________________________ (“Landlord”), pursuant to Section 12 of Exhibit F to that certain Office Lease dated as of ______________, 2018 (the “Lease”) between Landlord, as landlord, and Tenant, as tenant, for space in the building located at 6080 Center Drive, Los Angeles, California 90045.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

In consideration of, and as a condition to, Landlord’s granting to Tenant and Pet Owner, pursuant to Section 2.2 of Exhibit F to the Lease, of permission for Pet Owner to bring the dog  identified below (the “Pet”) into the Premises and the Project (“Landlord’s Permission”), and in consideration of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Tenant and Pet Owner hereby agree as follows:

1.Tenant and Pet Owner agree, on a joint and several basis, to:
(a)keep the Pet under control at all times;
(b)keep the Pet on a leash or in a kennel and in the direct control of the Pet Owner at all times while the Pet is in common areas (hallways, elevators, stairways, exterior pet relief area, etc.);
(c)not leave the Pet unattended for any unreasonable period;
(d)dispose of the Pet’s waste properly and quickly;
(e)keep the Pet from causing discomfort or annoyance to others and will immediately remedy any complaints made through Landlord;
(f)pay immediately for any damages, loss, or expense caused by the Pet;
(g)provide proof of vaccination (for cats - FVRCP; for dogs - rabies & DHOPP; or as modified by local law), both before executing this Agreement and annually thereafter; and
(h)ensure that (a) the Pet (i) is six (6) month of age or older, and (ii) weighs no more than 75 pounds at full growth; (b) if the Pet is a dog or cat, then it is spayed or neutered and licensed and vaccinated in accordance with all applicable laws; and (c) if the Pet is a dog, then it is not, in any material part, Akita, Pit Family, Bloodhound, Great Dane, Saint Bernard, Doberman, Presia, Canario, Bull Dog, Rottweiler, Elkhound, Mastiff, Wolf, Wolf hybrid, or any combination thereof.

2.Tenant and Pet Owner agree that, without limitation, Landlord, by notice to Tenant, may withdraw Landlord’s Permission (a) following any injury or damage to person or property caused by the Pet, (b) if any condition set forth in Section 1 above, in Section 12 of Exhibit F to the Lease, or any rule or regulation established by Landlord relating to pets at the Project, is breached, or (c) if Landlord determines, in its good faith discretion, that the Pet is unreasonably bothersome or is a nuisance to other occupants.

Pet Owner Name: ____________________   Pet Owner Contact: ________________________
Pet Type (Breed): ____________________   Age: _________         M / F (Please circle one)

IN WITNESS WHEREOF, Tenant and Pet Owner have executed this Agreement as of the date set forth above.

TENANT:
_____________________, a __________________________ By: _____________________________ Name: _____________________________ Title: _____________________________
PET OWNER:
___________________________________ Name: _____________________________

Exhibit F - 1

EXHIBIT G

PLAYA DISTRICT, 6080 CENTER DRIVE

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 23.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 23.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit G, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit G. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit G shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit G - 1

EXHIBIT H

PLAYA DISTRICT, 6080 CENTER DRIVE

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
BRE HH PROPERTY OWNER LLC
C/O EQ OFFICE
233 S. WACKER DRIVE, SUITE 4700
CHICAGO, ILLINOIS 60606
ATTENTION: TREASURY DEPARTMENT

APPLICANT:
MAGNITE, INC.
12181 BLUFF CREEK, 4TH FLOOR
PLAYA VISTA, CA 90094

AMOUNT:    US$736,807.26 (SEVEN HUNDRED THIRTY SIX THOUSAND EIGHT HUNDRED SEVEN AND 26/100 U.S. DOLLARS)

EXPIRATION DATE:        ONE YEAR FROM ISSUANCE

PLACE OF EXPIRATION:        SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“This draw in the amount of _____________ U.S. Dollars ($__________) under SILCON VALLEY BANK Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between BRE HH PROPERTY OWNER LLC, as landlord, and MAGNITE, INC., as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.
It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically EXTENDED, WITHOUT AMENDMENT for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by overnight courier service, that we elect not to EXTEND this Irrevocable Standby Letter of Credit BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND decembER 15, 2031. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$________________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON
Exhibit H - 1

WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT B DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT, but payment of such transfer fee shall not be a condition to the transfer. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), ICC PUBLICATION NO. 590.

IF YOU HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CONTACT FAUSTO OMNE AT TEL NO. 408-450-5073, ALWAYS QUOTING OUR LETTER OF CREDIT NO. SVBSF_____________.

SILICON VALLEY BANK

___________________________
AUTHORIZED SIGNATURE

EXHIBIT "A"

Exhibit H - 2

     DATE: _______________                    REF. NO. ___________________

    AT SIGHT OF THIS DRAFT

    PAY TO THE ORDER OF                  US$_________________

    USDOLLARS _____________________________________________________________________
        _________________________________________________________________________________

       DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
       LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

    TO: SILICON VALLEY BANK
         3003 TASMAN DRIVE             _______________________________
         SANTA CLARA, CA 95054             (BENEFICIARY'S NAME)

                                                                                                  ...............................................................
                                                                                                                Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.DATE: ISSUANCE DATE OF DRAFT.
2.REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE
SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.US$: AMOUNT OF DRAWING IN FIGURES.
5.USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716

EXHIBIT B

TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054     NO. _____________ ISSUED BY
ATTN: GLOBAL TRADE FINANCE SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

Exhibit H - 3

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).
SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_________________________________________________
(Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, ZIP Code)
_________________________________________________
(Authorized Name and Title)

_________________________________________________
(Authorized Signature)
_________________________________________________
(Telephone number)

SINCERELY,

_____________________________
(BENEFICIARY’S NAME)

_____________________________
(SIGNATURE OF BENEFICIARY)
_____________________________
(NAME AND TITLE)

Exhibit H - 4

EXHIBIT I

PLAYA DISTRICT, 6080 CENTER DRIVE

JANITORIAL CLEANING SPECIFICATIONS
OFFICE AREAS (All Floors)

Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas.
Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices. Spot vacuum/clean all others areas as needed.
Wash and sanitize all drinking fountains.
Damp mop spillage in uncarpeted office areas.
Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.
Assure all designated locked doors are closed after area has been cleaned.
Arrange chairs at desk and conference room tables and turn off lights upon exiting.
Clean conference room tables and remove any remaining food items.
Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.
Remove scuff marks on floor as needed.
Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.
Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops (DO NOT MOVE PAPERS).
Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.
Damp wipe and polish all glass furniture tops.
Damp mop hard surfaced floors and/or uncarpeted surface floors.
Sweep uncarpeted floors employing dust control techniques with exception of lunchroom
Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance.
Edge vacuum all carpeted areas, as needed.
COMMON AREA RESTROOMS

Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.
Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.
Wash both sides of all toilet seats with soap and/or disinfectant.
Clean flushometers, piping, toilet seat hinges, and other metal.
Empty, clean, and damp wipe all waste receptacles.
Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.
Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.
Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).
Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).
Replace trash liner.
Flush water through P-trap to ensure elimination of odor.
Machine scrub floors.
COMMON AREA LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

Sweep and spot mop all stone, vinyl or composition lobby floors.
Vacuum and spot clean all carpeted floor and mats.
Dust and polish all brightwork, including mirrors and elevator call buttons.
Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.
Vacuum and spot clean all carpet in elevators.
Clean and polish all trash receptacles
Dust all fire extinguisher cabinets and/or units.
Spot clean all doors.
All furniture should be cleaned as necessary (including directories)
Wash, disinfect and dry polish water coolers (if applicable).
Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).
Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).
Exhibit I - 1

Maintain lobby floor as recommended by manufacturer.
Wet mop all stone, vinyl or composition lobby floors
Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).
JANITORIAL ITEMS/AREAS RELATING TO BUILDING GENERALLY

Keep janitorial rooms in a clean, neat and orderly condition.
Maintain all janitorial carts and equipment in safe and clean condition.

GENERAL BUILDING FITNESS CENTER (If applicable)

Vacuum all exposed carpeted floors.
Spot clean all mirrors and walls.
Spray and disinfect fitness center equipment nightly.
Edge vacuum all carpeted areas, as needed.
Dust all ledges, as needed
Clean mirrors completely.
Stock supplies and towels.
GENERAL BUILDING LOCKER ROOMS (If applicable)

Perform building restroom cleaning specifications to restroom and locker room areas.
Clean and disinfect showers completely, including walls, doors, floors, and floor drains.
LOADING DOCK, VAN PARKING AREAS, GENERAL BUILDING TRASH AREAS

Empty and reline all waste receptacles.
Sweep ramps, loading bays and parking areas for trash and cigarette butts.
GENERAL BUILDING COMMON AREA SERVICES

Spot clean and restock, as needed, all janitorial service closets.
Vacuum all garage lobbies and elevator carpets.

Exhibit I - 2